As filed with the Securities and Exchange Commission on April 14, 2015

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 4

 To

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

True 2 Beauty, Inc.

(Exact name of Registrant as specified in its charter)

Nevada	5961	46-1515670
State or other jurisdiction	Primary Standard Industrial	(I.R.S. Employer
Incorporation or organization	Classification Code Number)	Identification Number)

301 Yamato Road, Suite 1240

Boca Raton, Florida 33431

(800) 630-4190

(Address and Telephone Number of Registrant’s Principal
 Executive Offices and Principal Place of Business)

Empire Stock Transfer

1859 Whitney Mesa Drive

Henderson, Nevada 89014

702-818-5898

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Communication Copies to

Frederick M. Lehrer

Attorney and Counselor at Law

285 Uptown Blvd, 402

Altamonte Springs, Florida 32701

flehrer@securitiesattorney1.com

(321) 972-8060

Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Registration Fee
Shares of Common Stock, par value $0.001	26,000,000	$0.02	$520,000	$60.42

(1)	Covers the resale by seven selling security holders of a maximum of 26,000,000 common stock shares reflecting their conversion rights of 26,000,000 shares pursuant to seven convertible promissory notes, 20,000,000 shares of which correspond to the aggregate principal loan amount of $400,000 and 6,000,000 shares that correspond to interest accrued should the notes be carried to maturity.

(2)	The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) under the Securities Act of 1933.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

PRELIMINARY PROSPECTUS

True 2 Beauty, Inc.

(A Nevada Corporation)

26,000,000 COMMON STOCK SHARES

The seven selling security holders named in this prospectus are offering 26,000,000 common shares reflecting their conversion rights of 26,000,000 shares pursuant to seven convertible promissory notes, 20,000,000 shares of which correspond to the aggregate principal loan amount of $400,000 and 6,000,000 shares that correspond to interest accrued should the notes be carried to maturity. We will not receive any proceeds from the sale of shares being sold by selling security holders.

The prices at which the selling security holders may sell their shares will be at a fixed price of $0.02 per share until such time as the shares of our common stock are traded on the OTCQB operated by OTC Markets Group, Inc. The selling security holders have not engaged any underwriter in connection with the sale of their shares of Common Stock. Although we intend to apply for quotation of our common stock on the OTCQB through a market maker, public trading of our common stock may never materialize. If our common stock becomes traded on the OTCQB, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling shareholders.

Our common stock is quoted on the OTC Pinks operated by OTC Markets Group, Inc. under the symbol "TRTB." On April 13, 2015, the last reported sale price of our common stock as reported on the OTC Pinks was $0.06436 per share. There is not an active trading market for our stock.

We intend to apply to have our common stock quoted on the OTC Markets (“OTCQB”) OTC MARKETS (“OTCQB”). There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”) to facilitate such quotation, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares of the Selling Security Holder. Further, there is no assurance that we will be able to develop an active market on the OTCQB.

We are an “emerging growth company” under the Jumpstart Our Business Startups Act (“JOBS Act”) and are eligible for reduced public company reporting requirements.

We do not consider ourselves a shell company or a blank check company. We have no plans or intentions to be acquired by or to merge with an operating company, nor do we, nor any of our shareholders, have plans to enter into a change of control or similar transaction or to change our management.

We have made no written communications as defined under Rule 405 of the Securities Act to prospective investors or investors.

The purchase of the securities offered through this prospectus involves a high degree of risk. You should carefully read and consider the section of this prospectus titled “Risk Factors” on page 6 before buying any common shares.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This Prospectus is dated _________, 2015

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on the information that we have provided in this prospectus. We have not authorized anyone to provide you with different information and you must not rely on any unauthorized information or representation. We are not making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. This document may only be used where it is legal to sell these securities. You should assume that the information appearing in this prospectus is accurate only as of the date on the front of this prospectus, regardless of the time of delivery of this prospectus, or any sale of our common stock. Our business, financial condition and results of operations may have changed since the date on the front of this prospectus. We urge you to carefully read this prospectus before deciding whether to invest in any of the common stock being offered.

PROSPECTUS SUMMARY

This summary highlights material information appearing elsewhere in this prospectus and is qualified in its entirety by the more detailed information and financial statements included elsewhere in this prospectus. This summary may not contain all the information you should consider before investing in our common stock. You should carefully read this prospectus in its entirety before investing in our common stock, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus. Unless the context otherwise requires, we use the terms “we”, “us” and “our” in this prospectus to refer to True 2 Beauty, Inc., a Nevada incorporated entity, and, where appropriate, our consolidated subsidiary.

Going Concern Auditor Opinion; Status of Operations; Funding Needs

Because our independent registered public accounting firm has issued a going concern opinion, which raises substantial doubt that we will continue operations, you could lose your investment.

We have been actively implementing our current business plan for the past 15 months, but have not generated any substantial revenues during this period.

We will require additional capital to conduct our operations and support business growth, which may have adverse consequences to our shareholders and which may be unavailable or not be available on acceptable terms to us. At an operating burn rate of $40,000 per month for total expenses of $480,000 with available cash of only $80,000, we presently have the ability to conduct our operations for only 2 months. We may be unable to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us, when we require it, our ability to continue to support our business growth and to respond to business challenges will be negatively affected, including that we may have to reduce or even cease our operations. Accordingly, investors should consider our shares to be a high-risk and illiquid investment.

Corporate Background

We were incorporated as Burrow Mining, Inc. in Nevada on December 11, 2006. Our fiscal year end was October 31. On March 20, 2014 we changed our fiscal year end to March 31.

On February 14, 2008, we filed a Form SB-2 Registration Statement with the SEC, which was declared effective on January 29, 2009, at which time we became an SEC Reporting Company. On September 27, 2010, we suspended our duty to file SEC reports by filing a Form 15. On May 10, 2010, we changed our name to True 2 Beauty, Inc. to focus our business in the health and beauty sector.

In May 2012, we changed our business plan to operate an online retail/e-commerce auction site, True2Bid.com (“True2Bid”), through our wholly owned subsidiary, True2Bid, Inc., a Nevada corporation incorporated on July 10, 2012. We developed and operated True2Bid as a beta test site, but terminated the site in April 2014 because the underlying platform was not scalable for its needs. We decided to purchase another technology platform that was more robust in its ability to scale and which would provide comprehensive data to our management to determine the performance of the site. This new platform became operational on June 23, 2014 under the name BetUGetit.com. Similar to True2Bid, it offered an auction format to win products, however, it was focused on sports related items, as opposed to general merchandise. BetuGetit.com, which was launched on June 23, 2014, was discontinued on November 10, 2014 because management determined that the site was too limited in its concept.

In November 2014, we began development of a new online site, combining an online platform that sells collectibles and memorabilia with authentication technology provided by a third party. On December 17, 2014, we changed our wholly owned subsidiary name from True2Bid, Inc. to LegacyXChange, Inc. (“LegacyXChange”) to reflect our new business model, which will operate our future online site, LegacyXChange.com.

Our common stock has been quoted on the “Pink Sheets” under the symbol “TRTB” since May 10, 2010.

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Business

We are an e-commerce business under development, planning to operate under the website, LegacyXChange.com, by May 2015. Our platform will be focused on offering sellers and buyers the ability to trade a wide range of collectibles and memorabilia, primarily consisting of sports related items, celebrity related items and pop culture items (the “Items’). All of the Items for sale on the site will be given a unique “Mark” identifier that will provide the basis for tracking ownership and providing verification the item has been marked with our unique identifier.

Where You Can Find Us.

Our principal executive office and mailing address is 301 Yamato Road, Suite 1240, Boca Raton, Florida 33431. Our telephone number is (800) 630-4190.

Our Website

Our Internet address will be www.LegacyXChange.com. No information contained on our website will be part of this prospectus.

Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•	A requirement to have only two years of audited financial statements and only two years of related MD&A;

•	Exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002;

•	Reduced disclosure about the emerging growth company’s executive compensation arrangements; and

•	No non-binding advisory votes on executive compensation or golden parachute arrangements.

We have already taken advantage of these reduced reporting burdens in this prospectus, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. We have elected to use the extended transition period provided above and therefore our consolidated financial statements may not be comparable to companies that comply with public company effective dates.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

For more details regarding this exemption, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies.”

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THE OFFERING

Common Stock offered by selling security holders	26,000,000 shares of Common Stock.

Common Stock outstanding before the offering	36,951,165 shares of Common Stock

Terms of the Offering	The prices at which the selling security holders may sell their shares will be at a fixed price of $0.02 per share until such time as the shares of our common stock are traded on the OTCQB operated by OTC Markets Group, Inc. The selling security holders have not engaged any underwriter in connection with the sale of their shares of Common Stock. Although we intend to apply for quotation of our common stock on the OTCQB through a market maker, public trading of our common stock may never materialize. If our common stock becomes traded on the OTCQB, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling shareholders.

Trading Market	We currently trade on the OTC Market Pinks under the symbol “TRTB”. We intend to apply for quotation on the OTC Markets OTCQB. We will require the assistance of a market maker to apply for quotation and there is no guarantee that a market maker will agree to assist us.

Use of proceeds	We are not selling any shares of the Common Stock covered by this prospectus. As such, we will not receive any of the offering proceeds from the registration of the shares of Common Stock covered by this prospectus.

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 6.

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SUMMARY OF FINANCIAL INFORMATION

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The consolidated balance sheet data at March 31, 2014 and 2013 and consolidated statements of operations for the years ended March 31, 2014 and 2013, are derived from our audited consolidated financial statements. The consolidated balance at December 31, 2014 and the consolidated statements of operations for the nine months ended at December 31, 2014 and 2013 are derived from our unaudited consolidated financial statements. The data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, our consolidated financial statements and the related notes included in this prospectus.

Consolidated Statement of Operations:

	For the Nine Months Ended		For the Year Ended
	December 31,		March 31,
	2014	2013	2014	2013
	(unaudited)	(unaudited)
Revenues	$437	$35,960	$35,240	$79,498
Gross (loss)	$(1,789)	$2,022	$1,072	$(21,709)
Operating expenses	$423,976	$274,812	$392,085	$801,736
Net loss	$(1,047,128)	$(277,545)	$(363,929)	$(823,445)
Net loss per common share - basic and diluted	$(0.03)	$(0.01)	$(0.01)	$(0.04)
Weighted average number of common shares outstanding - basic and diluted	35,879,354	29,204,473	29,745,802	21,466,635

Balance Sheet Data:	December 31, 2014	March 31, 2014
	(unaudited)
Total Assets	$171,829	$28,206
Total Current Liabilities	$1,055,241	$197,403
Total Liabilities	$1,093,401	$197,403
Total Stockholders’ Deficit	$(921,572)	$(169,197)
Total Liabilities and Stockholders’ Deficit	$171,829	$28,206

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this report, including in the documents incorporated by reference into this report, includes some statements that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our and their management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this report are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions.

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RISK FACTORS

The shares of our common stock being issued in the offering are highly speculative and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks occur, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of our investment. You should carefully consider the risks described below and the other information in this prospectus before in investing in our common stock.

RISKS RELATED TO OUR BUSINESS

Our independent registered public accounting firm has issued a going concern opinion. There is substantial uncertainty that we will continue operations in which case you could lose your investment.

In their report-dated January 30, 2015, our independent registered public accounting firm, Salberg & Company, P.A., stated that our consolidated financial statements for the years ended March 31, 2014 and 2013, were prepared assuming the Company will continue as a going concern but there is substantial doubt that we can continue as an ongoing business. For the years ended March 31, 2014 and 2013, our net loss was $363,929 and $823,445. Additionally, we had net cash used in operations of $161,801 and $288,456 for the years ended March 31, 2014 and 2013, respectively, and an accumulated deficit and stockholders’ deficit of $8,243,601 and $169,197, respectively, at March 31, 2014. We will need to generate significant revenue in order to achieve profitability and we may never become profitable. The going concern explanatory paragraph in the report of the independent registered public accounting firm emphasizes the uncertainty related to our business as well as the level of risk associated with an investment in our common stock. To implement our plan of operations we require a minimum funding of $1,380,000 for the next twelve months.

We have a limited operating history and our business prospects are difficult to evaluate.

We have a limited operating history in our current business plan. As such, there is little information to evaluate our business and its prospects that you can rely on to make an investment decision. Our prospects must be considered due to our limited history, our high working capital needs, exposure to operating losses and the uncertainties and difficulties that are common with companies that are implementing new business models in the online shopping arena. Some of the principal risks and difficulties we expect to encounter include our ability to:

•	Increase product mix and user base of our website;

•	Further develop our software;

•	Expand the site’s functionality;

•	Develop management tools within the software application to manage data;

•	Raise sufficient capital to finance further development and expansion of our website; and

•	Develop and adapt to competitive pressures by efficiently executing our business plan and developing techniques to compete with our competitors.

Should we fail to achieve the above goals, our revenues, results of operations and brand name will be negatively affected, which may result in the loss of your entire investment.

6

We expect to incur losses in the future.

Based upon our current plans, we expect to incur operating losses in future periods due to $480,000 of expenses during our 12-month plan of operations. Our revenue levels and financing to fund our plan of operations are uncertain. Should we fail to generate sufficient revenues and/or obtain financing to sustain our operations, you will lose your entire investment.

Our operating results may fluctuate and/or be negatively affected due to various factors

Our operating results are likely to fluctuate and/or be negatively affected due to:

•	The level of acceptance of the online shopping community of our website and buying and selling collectibles and memorabilia;

•	Fluctuations in the demand for our services and products;

•	Amount and timing of operating costs and capital expenditures relating to expansion of our operations;

•	Competition from large online shopping platforms such as eBay and Amazon as well as new and existing online shopping companies;

•	Competition from new forms of authentication processes that may require less capital and human resources;

•	Our ability to enhance the attractiveness and functionality of our website and improve and increase our products and services mix;

•	Changing customer preferences; and

•	General economic conditions.

Any one or a combination of the above factors could negatively affect our operations, revenues and operating results.

If we do not attract users who purchase or sell products on our site on a cost effective basis, our results of operations will be negatively affected.

To succeed, we must develop a user base and continue to attract and retain a large number of users, as sellers and buyers on a cost-effective basis. We will rely on a variety of methods to attract new users, including search engine optimization, advertising banners, advertising by key search words, affiliate marketing and email that direct potential users to our website. If we are unable to effectively use our future marketing initiatives or the cost of such initiatives were to significantly increase or our platform does not satisfy our existing users, we may be unable to attract new customers or retain existing customers on a cost-effective basis and our revenues and results of operations will be negatively affected.

7

If our expenditure estimates are erroneous, our business may fail and you will lose your entire investment.

Our success is dependent upon the accuracy of our management’s estimates of expenditures to complete the development, launch, and customer acquisition necessary to sustain the business. If such estimates are erroneous or inaccurate we may be unable to successfully carry out our business plan, which may result in the failure of our business and loss of your entire investment.

Our business model may be insufficient to ensure our success in our intended market.

Our survival is currently dependent upon the success of our efforts to gain market acceptance of our online website model, which is limited to collectibles and memorabilia in sports, entertainment, and pop culture and represents a small segment in the overall collectible and memorabilia markets. Should our target market not be responsive to our products and services, we may not have alternate services or products that we can offer to ensure our survival.

The markets that we will serve are subject to changing customer requirements, and new product/services introductions. If we are unable to enhance our existing services, it could adversely impact our ability to attract and retain customers. As a result, competitors could erode our market position through advancements. Broad acceptance of our services by customers will be critical to our future success, as will our ability to perform services on a timely basis that meet changing customer needs. We may experience difficulties that could delay or prevent enhancement of our website and successful marketing of our products and services.

We have engaged in several businesses, all of which have been unsuccessful.

As indicated on page 1 of this prospectus, we have engaged in several businesses, including the health and beauty sector, male and female enhancement products, a female hair product, an online retail/e-commerce auction site and another online retail/e-commerce site selling sports related items. Should we be unsuccessful with our new business model, you will lose your entire investment.

Our online shopping site that only sells items that have been marked for authentication and or tracking purposes for collectibles and memorabilia is a new online website experience and has inherent marketing risks.

Our online site that concentrates on sports, entertainment, and pop culture related items and authentication services is a new service introduction to the online retail marketing market and has not achieved market acceptance. There is no assurance that we will successfully promote this new online concept, establish sufficient user activity, or overcome intense competitive pressures from major online competitors, such as eBay or Amazon. Our prospects must be considered in light of the problems, delays, expenses and difficulties encountered by a new online site for selling and buying of collectibles, a business model with limited operations, including problems relating to further development of our software, marketing and obtaining financing for our operational plan. Any one or a combination of these factors could negatively affect our results of operations and have a material adverse effect on our business.

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We will have limited items for auction or purchase on our website, most of which will be sports, entertainment and pop culture related.

Upon our website going live, we will have a limited number of items for auction for sale on our website. If we fail to develop a robust diversified product mix, our revenues and results of operations will be negatively impacted.

Should we fail to secure a permanent agreement with Applied DNA Sciences or another authentication company, we will have to curtail our business plan and our revenues and results of operation will be negatively impacted.

Our subsidiary, LegacyXChange, Inc., has an agreement with Applied DNA Sciences to provide a “Mark” using their technology and work cooperatively to develop the logistical procedures to mark, follow chain of custody, and authenticate “Marks” for a wide range of product surfaces, which agreement expires on April 30, 2015. Although it is our intent to negotiate and conclude a formal written contractual relationship to establish permanent exclusivity with respect to Applied DNA’s plant DNA on an ongoing revenue share basis, there is no assurance that we will secure such agreement. If we fail to conclude a permanent agreement with Applied DNA or secure an agreement with another authentication service that will provide comparable services, we will be forced to limit our business plan to collectibles and memorabilia, primarily consisting of sports, celebrity and pop culture related items, without the benefit of offering marking and authentication services. This will result in significant curtailment of our business plan, which will result in our revenues and results of operation being negatively affected and we may even be forced to cease our business, in which case you will lose your entire investment.

There may be other companies that create technology similar or better than the third party authentication technology we currently use for marking products.

Other companies may develop authentication technologies that are more efficient in application and less costly to administer and manage. This may result in more intense competition, which could have an effect on our revenue and competitiveness and cause our proposed business operations to fail.

If our third party authentication technology provider terminates its business or it is sold or such provider terminates our relationship with it, our results of operations will be negatively impacted.

If our third party provider of the technology that we use for creating our “Marks”, advises us on how to apply these marks, and offer services to verify these marks, goes out of business, discontinues providing these types of services, be sold, or we terminate our business relationship with such third party provider for unforeseen reasons, which would have an immediate and adverse impact on our business operations and may cause our business to fail.

Because our Chief Executive Officer has limited experience managing an SEC Reporting Company that is publicly traded this could adversely impact our ability to comply with the reporting requirements of US securities laws.

Our Chief Executive Officer has limited experience managing an SEC Reporting Company that is publicly traded, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Any such reporting deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with Exchange Act reporting requirements. If we were to fail to fulfill those obligations, our ability to continue as a public company would be in jeopardy and you could lose your entire investment.

Adam Wasserman, our chief financial officer, does not dedicate 100% of his time to our business.

Adam Wasserman, our Chief Financial Officer, provides services to us under an employment agreement, which permits him to provide services to other companies simultaneously. Mr. Wasserman is Chief Executive Officer of CFO Oncall, Inc. and CFO Oncall Asia, Inc. (collectively “CFO Oncall”), where he owns 80% and 100% of such businesses, respectively. All compensation paid to Mr. Wasserman is paid to CFO Oncall, Inc. CFO Oncall provides chief financial officer services to various companies. Mr. Wasserman also serves as Chief Financial Officer of Cleantech Solutions International, Inc. since December 2012, Pen Inc. since January 2015, Wally World Media, Inc. since November 2012, and other companies from time to time. Mr. Wasserman dedicates approximately 12% of his business time to us. In addition to Mr. Wasserman’s time, CFO Oncall has full-time dedicated, professional employees that also assist Mr. Wasserman with our financial matters and communication needs. Mr. Wasserman’s other projects may detract from the time he can spend on our business.

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If we are unable to attract new users and retain existing users on a cost-effective basis, our business and results of operations will be adversely affected.

To succeed we must develop a user base and continue to attract and retain a large number of users on a cost-effective basis. We will rely on a variety of methods to attract new members, such as search engines, advertising banners, affiliate marketing and email that directs potential users to our website. If we are unable to effectively use our future marketing initiatives or the cost of such initiatives were to significantly increase or such initiatives or our efforts to satisfy our existing users are unsuccessful, we may be unable to attract new users or retain existing users on a cost-effective basis and our revenues and results of operations will be negatively affected.

We will require additional capital to conduct our operations and support business growth, which may have adverse consequences to our shareholders and which may be unavailable or not be available on acceptable terms to us.

We anticipate that the minimum additional capital necessary to fund our 12 month plan of operations will be approximately $1,380,000, including $480,000 for operating expenses to be used for software and website development, general administrative expenses, business development, marketing costs, payments due to Applied DNA pursuant to an a agreement, and public reporting company costs and includes $900,000 that we plan on spending for items in our Plan of Operations as outlined below. Our planned expenses are contingent upon generating adequate revenues and obtaining financing. At an operating burn rate of $40,000 per month for total expenses of $480,000 with available cash of only $80,000, we presently have the ability to conduct our operations for only 2 months.

We will need to engage in equity or debt financings to secure additional funds for those business purposes, which may have any one or all of the following consequences:

•	If we raise additional funds through issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution;

•	Any new securities, such as preferred shares, that we issue could have rights, preferences and privileges superior to those of holders of our common stock; and

•	Any debt financing could include restrictive covenants relating to our financial and operational matters, or related to any intellectual property rights, which may make it more difficult to procure additional capital.

We may be unable to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us, when we require it, our ability to continue to support our business growth and to respond to business challenges will be negatively affected. Furthermore, if the amount of capital we are able to raise from financing activities, together with our revenues from operations, is insufficient to satisfy our capital needs, we may have to reduce or even cease our operations. In either event, your investment in our common stock will be adversely affected, and you could lose part or all of your investment.

10

Should we fail to establish, maintain and increase our brand name recognition, our results of operations will be negatively affected.

We have little brand name recognition in the e-commerce collectible and memorabilia industry. If we fail to attain, maintain and increase our brand name recognition, our results of operations will be negatively affected.

Our processing, storage, use and disclosure of personal data will expose us to risks of internal or external security breaches and could give rise to liabilities as a result of governmental regulation, conflicting legal requirements or differing views of personal privacy rights.

The security of data when engaging in electronic commerce is essential in maintaining consumer and supplier confidence in our services. Substantial or ongoing security breaches whether instigated internally or externally on our systems or other Internet based systems could significantly harm our future business. It is possible that advances in computer circumvention capabilities, new discoveries or other developments, including our own acts or omissions, could result in a compromise or breach of customer transaction data.

Our website may experience slower response times or interruptions as a result of increased traffic or other reasons. These delays and interruptions resulting from failure to maintain Internet service connections to our site could frustrate visitors and reduce our future web site traffic.

We will manage our website and e-commerce platform internally and as a result any compromise of our security or misappropriation of proprietary information could have a material adverse effect on our business, financial condition and results of operations. We rely on encryption and authentication technology licensed from third parties to provide the security and authentication necessary to effect secure Internet transmission of confidential information, such as credit and other proprietary information. Advances in computer capabilities, new discoveries in the field of cryptography or other events or developments may result in a compromise or breach of the technology used by us to protect client transaction data. Anyone who is able to circumvent our security measures could misappropriate proprietary information or cause material interruptions in our operations. We may be required to expend significant capital and other resources to protect against security breaches or to minimize problems caused by security breaches. To the extent that our activities or the activities of others involve the storage and transmission of proprietary information, security breaches could damage our reputation and expose us to a risk of loss and/or litigation.

We cannot guarantee that our security measures will prevent security breaches or attacks. A party (whether internal, external, an affiliate or unrelated third party) that is able to circumvent our security systems could steal customer information or transaction data, proprietary information or cause significant interruptions in our operations. For instance, from time to time, companies have experienced “denial-of-service” type attacks that have made portions of websites slow or unavailable for periods of time. We may need to expend significant resources to protect against security breaches or to address problems caused by breaches, and reductions in website availability and response time could cause loss of substantial business volumes during the occurrence of any such incident. Security breaches could result in negative publicity, damage our reputation, expose us to risk of loss or litigation and possible liability and subject us to regulatory penalties and sanctions. Security breaches could also cause customers and potential customers to lose confidence in our security, which would have a negative effect on the value of our brand.

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We also face risks associated with security breaches affecting third parties conducting business over the Internet. Consumers generally are concerned with security and privacy on the Internet, and any publicized security problems could inhibit the growth of the Internet and, therefore, our services as a means of conducting commercial transactions. Additionally, security breaches at third parties such as supplier or distributor systems upon which we may rely could result in negative publicity, damage our reputation, expose us to risk of loss or litigation and possible liability and subject us to regulatory penalties and sanctions.

In our processing transactions, we will receive and store a large volume of personally identifiable data. We could be adversely affected if legislation or regulations are expanded to require changes in our business practices or if governing jurisdictions interpret or implement their legislation or regulations in ways that negatively affect our business, results of operations and financial condition.

We may be unable to keep pace with technologies that impact our e-commerce industry

The markets in which we will compete are characterized by rapidly changing technology, evolving industry standards, consolidation, frequent new service announcements, introductions and enhancements and changing consumer demands. We may not be able to keep up with these rapid changes. In addition, these market characteristics are heightened by the emerging nature of the Internet. As a result, our future success will depend on our ability to adapt to rapidly changing technologies, to adapt our services to evolving industry standards and to continually improve the performance, features and reliability of our service in response to competitive service offerings and the evolving demands of the marketplace. In addition, the widespread adoption of new internet, networking or telecommunications technologies or other technological changes could require us to incur substantial expenditures to modify or adapt our services or infrastructure.

We may have issues related to “Marks” we have applied to items, as well as have problems identifying these “Marks”.

The technology, protocols, and procedures used in creating, applying, and verifying the Marks may not prevent damage to the marks in creation, application, or verification, which may cause financial and/or brand name recognition to be negatively impacted, which may result in negatively affecting our business, and you may lose all of your investment.

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Users that sell or buy on our site may act fraudulently to profit from a transaction, or we may suffer considerable financial losses if too many items sold on the site are returned.

A seller or a buyer may attempt to manipulate our processes for making a transaction and thereby profit by:

•	listing items for sale that are registered in our system, but not shipping the same item to a buyer;

•	by claiming to have shipped an item that hasn’t shipped and receiving payments for such erroneous shipments;

•	buyers claiming to not have received shipments that have been received, or having payments rescinded by their credit cards or banks after payments are made;

•	sellers selling items that are counterfeit; and

•	a variety of other unforeseen ways either party can attempt to defraud us and the other party to the transaction.

Further, we will be guaranteeing the authenticity of items sold on the site with a 100% money back guarantee; however, we may experience a large amount of returned items, which require us to be reimbursed from payments made to the sellers of these items, which may be difficult. Any one or a combination of the above could adversely affect our brand, financial results and ability to continue our operations.

We will depend on search engines to attract a significant percentage of our customers, and if those search engines change their listings or our relationship with them deteriorates or terminates, we may be unable to attract new customers, which would adversely affect our business and results of operations.

Many of our customers locate our website by clicking through on search results displayed by search engines such as Google, which typically provide two types of search results, algorithmic and purchased listings. Algorithmic listings cannot be purchased, and instead are determined and displayed solely by a set of formulas designed by the search engine. Purchased listings can be purchased by advertisers in order to attract users to their website. We rely on both algorithmic and purchased listings to attract a significant percentage of the customers we serve to our website. Search engines revise their algorithms from time to time in an attempt to optimize their search result listings. If search engines on which we rely for algorithmic listings modify their algorithms, this could result in fewer customers clicking through to our website, requiring us to resort to other costly resources to replace this traffic, which, in turn, could reduce our revenue and negatively impact our operating results, harming our business. If one or more search engines on which we rely for purchased listings modifies or terminates its relationship with us, our expenses could rise, or our revenue could decline and our business may suffer. The cost of purchased search listing advertising fluctuates and may increase as demand for these channels grows, and any such increases could negatively affect our financial results. Search engines may choose to limit our advertising due to changes in their policies, which may adversely affect our financial results.

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If we are unable to replace credit card payment processors and merchant accounts that have terminated our relationship with them, our results of operations will be negatively impacted.

We will be accepting credit cards as a means of payment for the sale of our products. If we are unable to find suitable credit card providers or an alternative method of payment for our customers, our cash flow will be constrained and our sales may be effected which may have a material adverse effect on our performance, financial condition and results of operations.

We may be unable to protect our proprietary software.

Our business will be dependent upon our ability to protect our proprietary software technologies and processes. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to obtain and use proprietary information. Our efforts to protect our future proprietary software technologies and processes are subject to significant risks, including that others may independently develop equivalent proprietary information and techniques, gain access to our proprietary information, our proprietary information being improperly disclosed, or that we may ineffectively protect our rights to unpatented trade secrets or other proprietary information.

There is no assurance that our future software and technology systems will be able to handle increased traffic or implementation of changes to our website.

The satisfactory performance, reliability and availability of our Website, transaction processing systems and network infrastructure are critical to our reputation and our ability to attract and retain customers, as well as maintain adequate customer service levels. Our net sales depend on the number of visitors who buy and sell on our Website and the volume of listings and sales we can handle. Unavailability of our website, due from our server provider, or an inability to process listings and sales in real time could also adversely affect consumer perception of our brand name. We may experience periodic system interruptions from time to time. If there is a substantial increase in the volume of traffic on our Website or the number of listings or sales placed by customers, we will be required to expand and upgrade further our technology, transaction processing systems and network infrastructure. There can be no assurance that we will be able to accurately project the rate or timing of increases, if any, in the use of our Website or expand and upgrade our systems and infrastructure to accommodate such increases on a timely basis. In order to remain competitive, we must continue to enhance and improve the responsiveness, functionality and features of our Website, which is particularly challenging given the rapid rate at which new technologies, customer preferences and expectations and industry standards and practices are evolving in the online commerce industry. Accordingly, we redesign and enhance various functions on our Website on a regular basis, and we may experience instability and performance issues as a result of these changes.

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Because we are small and we have limited capital, our operations may be negatively impacted, which will increase the risks in investing in our common stock.

Because we are small and have limited capital, our operations may be negatively impacted, as follows:

•	We may have to limit our marketing and advertising activities; and

•	We may have to limit our business development, which may require us to restrict the variety and amount of products offered for sale on our site.

An investment in our common stock is characterized by a high degree of risk. Investors should take caution when considering our limited revenues, lack of earnings, and lengthy plans for business development and expansion.

We may incur substantial losses in the future as we expand our operations and invest in our website

We will incur costs related to advertising our website and offering new product categories for sale. When making investments to grow our user base and to expand our website’s capabilities, it is likely that we will incur costs for a prolonged period prior to generating revenues, if any. The foregoing costs and expenses will likely give rise to substantial near-term operating losses and may prevent us from achieving profitability for an extended period of time. We expect to rely on equity and debt financing to fund potential operating losses and other cash requirements until we are able to generate larger profits from operations. We may experience negative cash flow, which will hamper current operations and prevent our planned expansion. We may be unable to attain, sustain or increase profitability on a quarterly or annual basis in the future, which could require us to scale back or terminate our operations.

In the event that key management personnel leave us, our operations and results of operations could be negatively impacted.

Because we are almost entirely dependent on the efforts of our sole officer and director, William Bollander, and 3 other individuals working on designing and coding the website, and developing business relationships, their departures could have a material adverse effect on our business We do not maintain key man life insurance on William Bollander.

We may be subject to charge-backs, credit limits, and other unanticipated credit interruptions with credit card processors and online payment processors.

In the event that we sell products on our website to customers that are either dissatisfied with purchases, deny the charges, are victimized by fraud, or otherwise dispute purchases with credit providers, we may not receive payment from credit card and online payment processors. In addition, we may be subject to credit limits, credit interruptions, minimum deposits, or other limitations imposed by credit card processors and online payment providers. Charge-backs, credit limits, credit interruptions, minimum deposits, or other credit limitations will adversely affect our cash flow and profitability. In addition, it may cause operational disruptions or cause us to cease operations entirely. In the event that we are faced with the aforementioned credit issues from credit card processors and online payment processors, you could lose your investment. Credit card processors may change policies and not offer their services for online platforms that allow users to offer items for sale for others to buy in a direct purchase sites, or substantially increase rates charged per transaction, which may adversely affect our business model.

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A reduction in spending due to economic downturns could result in a decrease in demand for our products.

If national retail sales levels decrease due to a broader economic downturn, discretionary spending and as a result, the demand for our services and products would likely decline. This decrease could reduce our opportunity for growth, increase our marketing and sales costs, and reduce our sales volume and force us to receive lower fees for our services, which could reduce our revenue and operating results.

Because our business operates in the retail industry, primarily in collectible and memorabilia items, we are subject to changes in industry trends and customer preferences, which may adversely affect our results of operations.

Changes in customer preferences for products may make the products that we offer for sale less desirable to potential buyers. If customers lose interest in the products that are offered on our site, we will receive less bidding activity and therefore lower fees, also, if customer trends put a lower value on these collectibles and memorabilia, our revenue fees will by lower, and as a result, may adversely affect our revenues, cash flow, balance sheet and results of operations.

Competition from new and existing competitors within our industry could have an adverse effect on our results of operations.

The electronic sports, entertainment, and pop culture commerce industry and the online shopping industry generally are highly competitive. Our principal competitors include local and international companies capable of competing effectively in our markets; most of which possess substantially greater financial and other resources than we do, such as eBay, Amazon, and Steiner Sports Memorabilia, which have substantially more resources with which to operate. In addition to online retailers, we also face intense competition from conventional brick-and-mortar retailers selling collectibles and memorabilia, and other retailers that sell sports and entertainment products. Brick-and-mortar retailers may pose a substantial risk to our business by potentially offering lower prices, more convenience and better customer service. Additionally, our larger competitors may be able to devote greater resources to developing, promoting and selling their products and services. We may also face increased competition due to the entry of new competitors offering authentication processes for collectibles and memorabilia. As a result of this competition, our sales and revenues may be adversely affected or force us to curtail or abandon our business plan, in which case you would lose your entire investment in our common stock.

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Our success depends on the continued growth and acceptance of email as a communications tool and the related expansion and reliability of the Internet infrastructure. If consumers do not continue to use email or alternative communications tools gain popularity, demand for our email marketing products may decline.

The future success of our business depends on the continued and widespread adoption of email as a primary means of communication. Security problems such as “viruses,” “worms” and other malicious programs or reliability issues arising from outages and damage to the Internet infrastructure could create the perception that email is not a safe and reliable means of communication, which would discourage businesses and consumers from using email. Use of email by businesses and consumers also depends on the ability of ISPs to prevent unsolicited bulk email, or “spam,” from overwhelming consumers’ inboxes. In recent years, ISPs have developed new technologies to filter unwanted messages before they reach users’ inboxes. In response, spammers have employed more sophisticated techniques to reach consumers’ inboxes. Although companies in the anti-spam industry have started to address the techniques used by spammers, if security problems become widespread or frequent or if ISPs cannot effectively control spam, the use of email as a means of communication may decline as consumers find alternative ways to communicate. In addition, if alternative communications tools, such as those available on social networking sites, gain widespread acceptance, the need for email may lessen. Any decrease in the use of email would reduce demand for our email-marketing product and harm our business.

Our long-term financial condition is dependent on the continued and secure use of the Internet.

Our business is dependent upon the continued availability of the Internet to users in a secure environment. Should the infrastructure that provides the essential functions necessary for the operation of the Internet experience temporary or prolonged failure, our business will not be able to operate. Furthermore, should the security of making online purchases become compromised, consumer confidence in making online transactions could decrease, and as a result, our business operations and financial condition could be adversely affected.

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RISKS RELATED TO OUR STATUS AS AN EMERGING GROWTH COMPANY AND IF THIS REGISTRATION STATEMENT IS DECLARED EFFECTIVE, AN SEC REPORTING ISSUER

Reporting requirements under the Exchange Act and compliance with the Sarbanes-Oxley act of 2002, including establishing and maintaining acceptable internal controls over financial reporting, are costly and may increase substantially.

The rules and regulations of the SEC require a public company to prepare and file periodic reports under the Exchange Act, which will require that the Company engage legal, accounting, auditing and other professional services. The engagement of such services is costly. Additionally, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) requires, among other things, that we design, implement and maintain adequate internal controls and procedures over financial reporting. The costs of complying with the Sarbanes-Oxley Act and the limited technically qualified personnel we have may make it difficult for us to design, implement and maintain adequate internal controls over financial reporting. In the event that we fail to maintain an effective system of internal controls or discover material weaknesses in our internal controls, we may not be able to produce reliable financial reports or report fraud, which may harm our overall financial condition and result in loss of investor confidence and a decline in our share price.

As a public company, we will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act of 2010 and other applicable securities rules and regulations. Despite recent reforms made possible by the JOBS Act, compliance with these rules and regulations will nonetheless increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company.” The Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and operating results.

We are working with our legal, accounting and financial advisors to identify those areas in which changes should be made to our financial and management control systems to manage our growth and our obligations as a public company. These areas include corporate governance, corporate control, disclosure controls and procedures and financial reporting and accounting systems. We have made, and will continue to make, changes in these and other areas. However, we anticipate that the expenses that will be required in order to adequately prepare for being a public company could be material. We estimate that the aggregate cost of increased legal services; accounting and audit functions; personnel, such as a chief financial officer familiar with the obligations of public company reporting; consultants to design and implement internal controls; and financial printing alone could be several hundred thousand dollars per year. In addition, if and when we retain independent directors and/or add senior management, we may incur additional expenses related to director compensation and/or premiums for directors’ and officers’ liability insurance, the costs of which we cannot estimate at this time. We may also incur additional expenses associated with investor relations and similar functions, the cost of which we also cannot estimate at this time. However, these additional expenses individually, or in the aggregate, may also be material.

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In addition, being a public company could make it more difficult or more costly for us to obtain certain types of insurance, including directors’ and officers’ liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. The impact of these events could also make it more difficult for us to attract and retain qualified persons to serve on our Board, our Board committees or as executive officers.

The increased costs associated with operating as a public company may decrease our net income or increase our net loss, and may cause us to reduce costs in other areas of our business or increase the prices of our products or services to offset the effect of such increased costs. Additionally, if these requirements divert our management’s attention from other business concerns, they could have a material adverse effect on our business, financial condition and results of operations.

We are an “emerging growth company,” and any decision on our part to comply only with certain reduced disclosure requirements applicable to “emerging growth companies” could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and, for as long as we continue to be an “emerging growth company,” we expect and fully intend to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to opt in to the extended transition period for complying with the revised accounting standards. We have elected to rely on these exemptions and reduced disclosure requirements applicable to “emerging growth companies” and expect to continue to do so.

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Our internal control over financial reporting does not currently meet the standards required by Section 404 of the Sarbanes-Oxley Act, and failure to achieve and maintain effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and stock price.

We previously have not been required to maintain internal control over financial reporting in a manner that meets the standards of publicly traded companies required by Section 404(a) of the Sarbanes-Oxley Act (“Section 404(a)”). Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP. We are not currently in compliance with, and we cannot be certain when we will be able to implement the requirements of Section 404(a). We may encounter problems or delays in implementing any changes necessary to make a favorable assessment of our internal control over financial reporting. If we cannot favorably assess the effectiveness of our internal control over financial reporting, or if our independent registered public accounting firm is unable to provide an unqualified attestation report on our internal controls, investors could lose confidence in our financial information and the price of our common stock could decline.

Additionally, the existence of any material weakness or significant deficiency would require management to devote significant time and incur significant expense to remediate any such material weaknesses or significant deficiencies and management may not be able to remediate any such material weaknesses or significant deficiencies in a timely manner. The existence of any material weakness in our internal control over financial reporting could also result in errors in our financial statements that could require us to restate our financial statements causing us to fail to meet our reporting obligations and cause stockholders to lose confidence in our reported financial information, all of which could materially and adversely affect us.

RISKS RELATED TO OUR SECURITIES

We will issue additional shares of common stock or derivative securities that will dilute the percentage ownership interest of our existing shareholders and may dilute the book value per share of our common stock and adversely affect the terms on which we may obtain additional capital.

We will issue additional shares common stock shares or derivative securities for any one or a combination of the following:

•	Paying our officers, directors, consultants and professionals;

•	Acquiring other companies that have compatible businesses;

•	Providing financing for our operations.

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Our authorized capital consists of 190,000,000 shares of common stock and 10,000,000 shares of preferred stock. Our Board of Directors has the authority, without action by or vote of our shareholders, to issue all or part of the authorized shares of common stock for any corporate purpose, including for the conversion or retirement of debt. We are likely to seek additional equity capital in the future as we develop our business and expand our operations. Any issuance of additional shares of common stock or derivative securities, such as convertible promissory notes, will dilute the percentage ownership interest of our shareholders and may dilute the book value per share of our common stock. Additionally, the exercise or conversion of derivative securities could adversely affect the terms on which we can obtain additional capital. Holders of derivative securities are most likely to voluntarily exercise or convert their derivative securities when the exercise or conversion price is less than the market price for the underlying common stock. Holders of derivative securities will have the opportunity to profit from any rise in the market value of our common stock or any increase in our net worth without assuming the risks of ownership of the underlying shares of our common stock. It is possible that, due to additional share issuances, you could lose a substantial amount, or all, of your investment.

Our Board of Directors may attempt to use non-cash consideration to satisfy obligations, which would likely consist of restricted shares of our common stock. Our Board of Directors has authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued shares of common stock. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders, may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control because the shares may be issued to parties or entities committed to supporting existing management.

Our shareholders will experience significant dilution deriving from the conversion of convertible debt instruments.

In October and November 2014, we entered into 10% convertible promissory note agreements with 7 investors with an aggregate principal amount of $400,000. The investors are entitled, at their option, at any time after the issuance of these Convertible Notes, to convert all or any lesser portion of the outstanding principal amount and accrued but unpaid interest into our common stock at a conversion price for each common stock share of $0.02, resulting in a maximum conversion of 26,000,000 shares. Additionally, in the event we fail to file an S-1 registration statement within 60 days following the completion of the Convertible Note Offering, or the full amount of Conversion Shares are not included in the first registration statement filed by either entity, or if such registration statement including the Conversion Shares is not declared effective within 180 days following the completion of the Offering, the Notes shall then be convertible at the option of the Convertible Note Holders into shares of our common stock at a conversion price equal to the lesser of $0.02 per share or a 25% discount to our average closing bid price of the Parent Company’s stock for the five days immediately prior to the day upon which we receive a written conversion notice from the Holder for any portion of the Notes. We determine the completion of the offering to be January 1, 2015 as this was the date that we received the final completed and signed subscription agreement. The Penalty Conversion terms remain in effect until such time as the S-1 registration statement Shares is declared effective by the SEC. Should the convertible note investors convert the notes into 26,000,000 shares and should they receive penalty shares from breaches of the foregoing terms, our shareholders will experience significant dilution of their common stock shares.

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Our common stock is considered a penny stock, which may be subject to restrictions on marketability, so you may be unable to sell your shares.

We may be subject now and in the future to the SEC’s “penny stock” rules if our shares of Common Stock sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction, the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our Common Stock. As long as our shares of Common Stock are subject to the penny stock rules, the holders of such shares of Common Stock may find it more difficult to sell their securities.

Because we do not intend to pay any dividends on our common stock, investors seeking dividend income or liquidity should not purchase shares of our common stock in this offering.

We do not currently anticipate declaring and paying dividends to our stockholders in the foreseeable future. It is our current intention to apply net earnings, if any, in the foreseeable future to increasing our working capital. Prospective investors seeking or needing dividend income or liquidity should, therefore, not purchase our common stock. We currently have no material revenues and a history of losses, so there can be no assurance that we will ever have sufficient earnings to declare and pay dividends to the holders of shares of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors, which currently do not intend to pay any dividends on shares of our common stock for the foreseeable future.

Shares of our stock may suffer from low trading volume and wide fluctuations in market price.

Should FINRA approve of our common stock for quotation on the OTCQB, the value of our common stock could be affected by actual or anticipated variations in our operating results, changes in the market valuations of other similarly situated companies serving similar markets, announcements by us or our competitors of significant acquisitions, strategic partnerships, collaborations, joint ventures or capital commitments; adoption of new accounting standards affecting our industry; additions or departures of key personnel; introduction of new products or services by us or our competitors; actual or expected sales of our common stock or other securities in the open market; conditions or trends in the market in which we operate; and other events or factors, many of which are beyond our control.

Shareholders may experience wide fluctuations in the market price of our securities. These fluctuations may have a negative effect on the market price of our securities and may prevent a shareholder from obtaining a market price equal to the purchase price such shareholder paid when the shareholder attempts to sell our securities in the open market. In these situations, the shareholder may be required either to sell our securities at a market price, which is lower than the purchase price the shareholder paid, or to hold our securities for a longer period of time than planned. An inactive market may also impair our ability to raise capital by selling shares of capital stock and may impair our ability to acquire other companies by using common stock as consideration or to recruit and retain managers with equity-based incentive plans.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

FINRA has adopted rules that require broker-dealers to have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker-dealers may be willing to make a market in our common stock, which may limit your ability to buy shares of our common stock.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of shares offered by the selling shareholders.

DILUTION

Not applicable, as we are not offering any shares in this registration statement. All shares are being offered on behalf of our selling shareholders.

Our shareholders will experience significant dilution deriving from the conversion of convertible debt instruments by our seven selling security holders as detailed in our Risk Factor Section at page 21.

SELLING SHAREHOLDERS

The Seven Convertible Promissory Notes

In October and November 2014, we entered into convertible promissory note agreements with 7 investors (the “Investors”), providing the issuance of a 10% convertible promissory notes (the “Convertible Notes”) with an aggregate principal amount of $400,000. The Convertible Notes are due and payable on the third anniversary of the date of issuance through October 2017. The Investors are entitled, at their option, at any time after the issuance of these Convertible Notes, to convert all or any lesser portion of the outstanding principal amount and accrued but unpaid interest into our common stock at a conversion price for each share of common stock equal to $0.02. The conversion price of the Convertible Notes shall be subject to adjustment for issuances of common stock at a purchase price of less than the then-effective conversion price. In the event a registration statement is not filed either by us within 60 days following the completion of this Offering, or the full amount of Conversion Shares are not included in the first registration statement filed by either entity, or if such registration statement including the Conversion Shares is not declared effective within 180 days following the completion of the Offering, the Convertible Notes shall then be convertible at the option of the Holder into shares of the Company’s common stock, par value $.001 per share at a conversion price equal to the lesser of $0.02 per share or a 25% discount to the average closing bid price of our common stock for the five days immediately prior to the day upon which we receive a written conversion notice from the Holder for any portion of the Notes. The Penalty Conversion shall remain in effect until such time as a registration statement from us, including the Conversion Shares is declared effective by the SEC. In connection with the issuance of these Convertible Notes above, we determined that the terms of the Convertible Notes include a down-round provision under which the conversion price and exercise price could be affected by future equity offerings that we undertake or contain terms that are not fixed monetary amounts at inception. To date, the fair value of these derivative instruments of $419,000 was recorded as a liability which was adjusted to $970,000 for the increase in fair value as of December 31, 2014. Any gains and losses recorded from changes in the fair value of the liability for derivative contract was recorded as a component of other income/(expense) in the accompanying consolidated statements of operations. At March 19, 2015, the principal amount due under these convertible notes was $400,000.

The following table summarizes our transactions with the convertible note holders who are our Selling Security Holders.

Date of Investment		Name	Amount Loaned
10	/15/2014	Ascendant Partners LLC	$95,000
10	/21/2014	Dina M Palermo/Jeffrey Smith JTWROS	$75,000
10	/23/2014	Eisenberg Family Foundation	$150,000
10	/23/2014	Plantation Partners LLC	$25,000
11	/05/2014	Gerald E Commissiong	$5,000
11	/11/2014	DTMFS LP	$25,000
11	/19/2014	David Stefansky	$25,000

Total			$400,000

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Selling Shareholders

The seven selling security holders named in this prospectus are offering 26,000,000 common shares reflecting their conversion rights of 26,000,000 shares pursuant to seven convertible promissory notes, 20,000,000 shares of which correspond to the aggregate principal loan amount of $400,000 and 6,000,000 shares that correspond to interest accrued should the notes be carried to maturity. We will not receive any proceeds from the sale of shares being sold by selling security holders.

The number of shares underlying the convertible notes represents the principal amount of the notes of $400,000 divided by the $0.02 conversion price of the convertible notes. The number also includes interest of 10% on the notes mentioned in (ii) above through the notes’ maturity date of November 19, 2017 divided by the conversion price of the convertible notes.

The following table sets forth the names of the selling security holders, the number of shares of Common Stock beneficially owned by each of the selling security holders as of January 20, 2015 (the shares being offered hereby are being registered to permit public secondary trading, and the selling security holders may offer all or part of the shares for resale from time to time. However, the selling security holders are under no obligation to sell all or any portion of such shares nor are the selling security holders obligated to sell any shares immediately upon effectiveness of this prospectus. The selling security holders have furnished all information with respect to share ownership.

	Shares		Amount	Percent
	Beneficially		Beneficially	Beneficially
	Owned		Owned	Owned
	Prior to	Shares to	After	After
Name	Offering	be Offered (1)	Offering(2)	Offering(2)
DTMFS, LP (3)	0	1,625,000	0	0%
Eisenberg Family Foundation (4)	0	9,750,000	0	0%
Gerald Commissiong	0	325,000	0	0%
Ascendant Partners, LLC (5)	0	6,175,000	0	0%
Plantation Partners LLC (6)	0	1,625,000	0	0%
David Stefansky	0	1,625,000	0	0%
Dina M. Palermo/Jeffrey Smith (Joint Tenants with rights of survivorship	0	4,875,000	0	0%
Total	0	26,000,000	0	0%

(1) This Registration Statement covers the resale by seven selling security holders of a maximum of 26,000,000 common stock shares reflecting their conversion rights collectively to 26,000,000 shares pursuant to seven convertible promissory notes. In the past 3 years, there have been no business or other types of relationships between any of the seven selling security holders or their control persons and us. The conversion price of the shares was negotiated with the Note Holders who are our selling security holders and said conversion price was within the range of trading prices during the period of negotiation. None of the selling security shareholders or their control persons or beneficial owners are broker-dealers or affiliated with broker-dealers.

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(2) Assuming the sale of all shares registered hereunder.

(3) DTMFS, LP’s principal is Brian Herman who has sole voting and investment control over the shares.

(4) Eisenberg Family Foundation’s principal is Solomon Eisenberg who has sole voting and investment control over the shares.

(5) Ascendant Partners, LLC’s principal is Richard Galterio who has sole voting and investment control over the shares.

(6) Plantation Partners, LLC principal is Frederic W. Sommer III who has sole voting and investment control over the shares.

PLAN OF DISTRIBUTION

Shares Offered by the Selling Stockholders

The selling security holders may sell some or all of their shares up to 26,000,000 at a fixed price of $0.02 per share until our shares are quoted on the OTC Markets and thereafter at prevailing market prices or privately negotiated prices. The 26,000,000 shares are to be issued pursuant to seven convertible promissory notes with an aggregate principal balance of $400,000, incurring interest at 10% per annum and are convertible into common shares at $0.02 per share.

Prior to being quoted on the OTCQB, shareholders may sell their shares in private transactions to other individuals. Our common stock is currently quoted on OTC Pinks under the symbol “TRTB”. We will be filing to obtain a quotation on the OTCQB. In order to be quoted on the OTC Markets, a market maker must file an application and other necessary documents with the Financial Industry Regulatory Authority (“FINRA”) on our behalf in order to make a market for our common stock. We have not yet engaged a market maker to file such application... There cannot be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $0.02 until a market develops for the stock.

Once a market has developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders, who may be deemed to be underwriters, directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

•	ordinary brokers transactions, which may include long or short sales,

•	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,

•	through direct sales to purchasers or sales effected through agents,

•	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or

•	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. None of the selling security holders are broker-dealers or affiliates of broker dealers.

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We will advise the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus.

DETERMINATION OF OFFERING PRICE

We are not selling our shares directly to the public pursuant to his registration statement. Only our Selling Security Holders will be selling their shares to the public.

Our Common Stock is quoted on the OTC Pinks. The offering price of the shares of Common Stock offered by the Selling Security Holders was determined by the Conversion price of $0.02 provided in the Convertible Note Agreements with the Selling Security Holders. The Note Agreements’ contract price was a negotiated price between the Note Holders and us; however, the trading price of the shares on the OTC Pinks from September 2014 to October 2014 (from $0.01 to $0.04) was a factor in determining the Note Agreement contract price.

The offering price of the shares of our Common Stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

Although our Common Stock is not listed on a public exchange, we will be filing to obtain a quotation on the OTCQB. In order to be quoted in the OTCQB marketplace, a market maker must file an application on our behalf in order to make a market for our Common Stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which regulates the OTCQB marketplace, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our Common Stock will trade at market prices in excess of the initial offering price as prices for the Common Stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors.

INTEREST OF NAMED EXPERTS

The legality of the shares offered under this registration statement is being passed upon by Frederick M. Lehrer, Esquire, Attorney and Counselor at Law. Frederick M. Lehrer, Esquire owns 200,000 restricted shares of our common stock.

The consolidated financial statements as of March 31, 2014 and 2013 and for the years ended March 31, 2014 and 2013 included in this prospectus and the registration statement have been audited by Salberg & Company P.A., an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

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DESCRIPTION OF BUSINESS

Industry Background

Online Shopping

The collectible and memorabilia business is a multi-billion-dollar industry, ranging from sports related products to home, business and personal goods. Many companies specialize in authenticating items of value, using expert opinions, holograms, videos, and other means of guaranteeing items are real. We intend to enhance the existing market for authentic memorabilia utilizing anti-counterfeiting technologies to enable each item sold on the site to have a “Mark” applied to either it’s surface or sealed packaging around the item. These “ Marks” in most cases will be invisible unless a dye is added to ensure visibility by the naked eye. “Marks” will either contain Plant DNA or Rare Earth Minerals, depending upon the particular items surface. The “Marks” will be applied through the use of either ink or a small brush. These “Marks” will adhere to surfaces through the lifespan of the item, and in most cases cannot be removed or counterfeited unless the item is destroyed. These “Marks” will provide the basis for tracking ownership and ongoing verification to ensure the item has been “Marked “ by LegacyXChange. Our site will offer 2 classifications of products for sale; Original and Secondary, products sold in both classes will be “Marked”. Original are “Marked” before they are sold, Secondary are “Marked” once they have been sold. Every item sold and “Marked” on our site will be registered in our database, assuring buyers the ability to authenticate “Marks” and track repetitive sales of items on the site, to allow for a revenue share program.

We will provide marking plus authentication services for Original items only, which are those that we document as authentic when they are created. This includes following a chain of custody for the “Mark”, marking the item, guaranteeing the creators identity is validated, and ownership registered in the LegacyXChange database. Chain of custody requires control of the “Mark” throughout the creation process, not allowing the “Mark” to be used for any other purpose than to “Mark” the specified items. This includes our designated handler for the mark and a video of the handling of the “Mark”. Most of these items will either already be in the possession of the Originator or will be supplied by LegacyXChange, such as rookie cards, photos, team jerseys, and other sports related merchandise.

With respect to Secondary items, those items that already exist in the marketplace, there is no forum under which we may witness the creation of such items to enable us to authenticate such items. Accordingly, we will only provide marking services and not authentication services for secondary items. We will mark secondary items for the first time when they are sold on our site, once a sale has been completed. The items will be sent to our offices for marking, and once marked will be sent to the buyer. We reserve the right to terminate any transaction for a secondary item if such item is deemed counterfeit, either through outside authentication services or through information acquired that suggests an item may not be authentic. These items generally consist of memorabilia and collectibles associated with the Originator, usually bearing their name, such as signed sports cards, autographed photos and clothing.

These “Marks” are easily applied through ink in a pen or through use of a small applicator such as a swab or nail polish brush, invisible to the naked eye. The “Marks” can be applied anywhere on an item. The cost of the “mark” application and the labor involved is negligible, less than ten cents per application, and will be performed in seconds at either our own facility or in the field. These marking costs will be offset by revenue generated from the sale of items sold on our site.

Ebay (eBay) currently is the leading platform for selling memorabilia and collectibles items, but does not provide technology for ensuring authenticity of an item. SportsMemorabilia.com is one of the leading online sites for selling authenticated merchandise, using many of the available processes for guaranteeing authenticity, such as expert opinion, holograms, videos, signed affidavits.

Ebay (eBay) generated $16 billion in net sales for fiscal 2013, with an estimated $110 billion in total value of items sold in fiscal 2014 in the US. Numerous competitors have developed sites to compete with various portions of eBay’s overall marketplace, including ETSY, Bonanza, Yard Sale, and Sell Simple. We will be focused primarily on sports, pop culture and celebrity related collectibles and memorabilia.

SportsMemorabilia.com has partnered with many of the leading sports collectible authentication companies, including Collectors Universe, Inc. (PSACard), Steiner Sports Inc., Beckett Media LLC, and JSA, James Spence Authentication. Their primary methodology for ensuring authenticity is holograms and first person witness, which are commonly used by industry leaders.

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Authentication Services

In the past 5 years, significant improvements have been made in the ability to utilize technology to affix a “Mark” to an item, having the mark stay affixed for the life of the product. Applied DNA Sciences has entered into a Heads Of Agreement with our subsidiary LegacyXChange, Inc. to provide a “Mark” using their technology and work cooperatively to develop the logistical procedures to mark, follow chain of custody, and authenticate “Marks” for a wide range of product surfaces. The significant difference between DNA and hologram technology, is that one cannot physically see DNA; it is incorporated into the substrate, whereas one can see a hologram. With the availability of digital printing systems, counterfeiters are able to re-create or replicate the “look of holograms”. The agreement provides LegacyXChange with the development of a Mark by Applied DNA Sciences to be used by LegacyXChange on an ongoing basis. The Heads of Agreement expires in May 2015; however, it is our intent to work with Applied DNA Sciences towards a formal written contractual relationship to establish permanent exclusivity with respect to the plant DNA described below on an ongoing revenue share basis. As of the date of this registration statement, the services to be performed pursuant to the agreement have not been met and we have not paid the installments due pursuant to the agreement to Applied DNA Sciences and we believe that under the terms of the agreement that we do not have an obligation to pay the installments until the services have been completed by Applied DNA Sciences. There is no assurance we will be able complete a permanent agreement with Applied DNA Sciences.

Applied DNA’s development efforts have yielded a flexible and durable marker with all the accuracy provided by nature. Their primary product, called SigNature DNA is based on full, double stranded plant DNA, and provides forensic power and protection for a wide array of applications. Highly secure, robust and durable, SigNature DNA markers are an ingredient that can be used to fortify brand protection efforts; mark, track and convict criminals; and strengthen supply chain security. Custom DNA sequences can be embedded into a wide range of host carriers including ink, varnish, thread, laminates and metal coatings. These items can then be tested for the presence of SigNature DNA Markers through optical screening or a forensic level authentication. Hundreds of millions of SigNature DNA marks now exist in the public domain on items ranging from consumer product packaging to microcircuits to guitars.

We will also incorporate other authentication technologies for “Marks”, including Rare Earth Minerals, which can be applied through visible or invisible ink, and can be identified through a hand held scanner that only reads Rare Earth Mineral “Marks” when placed above the “Mark” on an item.

We obtained the foregoing information from sites for each of the following companies:

•	Sportsmemorabilia.com

•	eBay.com

•	Spenceloa.com

•	Steinersports.com

•	PSACard.com

•	Adnas.com

•	Beckett.com

•	YPBSystems.com

Business

Online Shopping Platform

We intend to operate an e-commerce business through an online shopping website at LegacyXChange.com. As of March 17, 2015, the site is approximately 80% completed, including all of the underlying coding for the database structure, security, registration, and many other key components, as well as the basic design, functionality, and content for the site.

The site will be focused on selling items that can either be won through a conventional time specified bidding process or purchased at an amount set by the seller and agreed to by the buyer. Some auctions will allow reserve pricing, which provides the seller the ability to set a minimum amount for the auction to be won. We will potentially feature a wide variety of products for sale, including collectibles and memorabilia of sports items, pop culture, entertainment, coins, music and movies, stamps, jewelry, home furnishings, clothes, and business product equipment and parts.

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The listing, selling, and buying processes require a user to establish a User Account before engaging in any trading activity, and which requires name, address, contact information, and credit card or banking information only when a transaction of money changing hands takes place. Account Information will be automatically available through multiple touch points throughout the process, with little or no requirement to duplicate information input. Users will be provided easy access to all merchandise, terms and policies, storefronts, and account information.

Access to the site will be worldwide, provided the domain is not restricted in any country. For the first year, Original products will primarily be offered from sellers within the United States. Secondary items will be able to be listed for sale from anywhere in the world.

We intend to acquire listings of products through the development of business relationships with entities already selling merchandise in other online formats, regardless of whether they are using alternative counterfeiting measures, and which may include companies and individuals. We are currently working to develop relationships with possible Originators of new memorabilia directly, from sports and entertainment celebrities to leading brands.

The platform will provide an ongoing revenue share model for sellers of an item being sold for the first time and buyers of an item that is being sold for the first time, for the specific item, provided the product is traded again on our site. Our website is planned to be operational and publicly available by approximately May 2015 or sooner.

Authentication and Verification Services

All marking, authentication and verification services for the first year will be provided solely in the U.S.

We will provide marking and authentication services for Original items only, which are those that we document as authentic when they are created. This includes following a chain of custody for the “Mark”, marking the item, guaranteeing the creators identity is validated, and ownership registered in the LegacyXChange database. Chain of custody requires control of the “Mark” throughout the creation process, not allowing the “Mark” to be used for any other purpose than to “Mark” the specified items. This includes a designated handler for the mark and a video of the handling of the “Mark”.

Secondary items, which are those that already exist in the marketplace with no way for us to witness creation, will only be marked the first time they are sold on the site, once a sale has been completed. The items will be sent to our offices for marking, and once marked will be sent to the buyer. We reserves the right to terminate any transaction for a Secondary item if such item is deemed counterfeit, either through outside authentication services or through information acquired that suggests an item may not be authentic.

The “Mark” will be placed either on the item or on the packaging surrounding the item. If applied to the packaging, it will also be embedded in the ink used in a tamper proof bar code attached to packaging over the item. All items sold on the site will be affixed with a product identification number, which will allow for tracking of ownership. Identification numbers will be attached directly to an item through placement of a bar code directly on the items packaging, as well as on documentation that we provide for each item.

The site will also contain a list of known counterfeiters in various product categories that are not allowed to post items for sale on the site. This list has been created by other leading experts and information provided by competing online sites.

Categories of Items to be Sold

Original

An original item is documented and marked at time of origin and also includes items which were created without our involvement at the time of origin, but are in the possession of the person identified with the value creation of the item, and who will attest to the authenticity of the item.

Secondary

Secondary items have no way of proving their original authenticity. Secondary items will be marked once they have been sold on the site.

How our Website will Work at LegacyXChange.com

The site will provide multiple formats for buying merchandise, including auctions, reserve pricing (reserve pricing allows the seller to indicate a minimum price required for item to be sold), and fixed pricing. The platform will provide an ongoing revenue share model for sellers of the first time an item is sold and buyers of an item the first time it is sold, for the specific item, provided the product is traded on our site.

The site will offer a guarantee that provides both sellers and buyers comfort that products offered for sale can be marked and verified easily, in a cost effective manner, at no charge. All items sold on the site will be 100% guaranteed, if a buyer does not believe an item is authentic, it can be returned to the seller for a complete 100% refund.

Markings on items will be done either on our premises or in the case of creation of Original items, at a designated location that we agree upon. Verification of “Marks” will take place either in our facilities or at Applied DNA Sciences, depending upon the type of “Mark” used. All items will be accompanied with a bar code that can be read through a conventional bar code reader. The aforementioned bar code will provide the buyer the preliminary knowledge that the item most probably has been marked by LegacyXChange.

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Every item on the site will receive a dedicated serial number, created by the company, which will enable the respective item to be marked, sold, and tracked.

The site will provide a format for listing auctions of merchandise, with features that specify type of auction, pricing, amount of time until the sale closes, and search and marketing tools to enhance sales. A photo and a brief description of the item must accompany all items.

Buyers of products on the site will have the ability to rate the sellers that sold them their item, creating a rating system for future buyers.

The site will guarantee buyers only pay for items received, funds will be withheld to sellers until either proof of shipment or delivery has been received. If a buyer receives an item that is determined to not be a marked item, buyer will receive a refund and seller will be charged back the full value received for the item.

First time sellers (those that sell an item the first time it is offered on LegacyXChange.com) and those that purchase an item the first time it is sold on the site, will receive an ongoing revenue share every time the respective item is sold on the site after they have sold it. The ongoing revenue share will range from 3% for Original items to 1% for Secondary items. For example, if someone is the first time seller of an Original item on the site, anytime that item sells again on the site, the Original seller will receive 3% of the sale price, with a maximum of $300 per item per time sold. If someone is the first time seller of a Secondary item on the site, they will receive 1% of all future sales, not to exceed $100 per item per time sold. Any person that purchases any item on the site the first time it is sold, will receive 1% of all future sales of the item, with a maximum of $100 per item per time sold, once they sell the item.

Selling

Sellers are required to either have items marked prior to listing, if Original, or once they are sold if they are being sold for the first time as Secondary. The site provides registration for any item, which includes a designated serial number unique to every item registered. Once an item is registered, and marked, if Original, it can be listed for sale. If an item is Secondary and being sold for the first time, it can be registered and listed for sale without being marked prior to listing. All auctions are allowed a maximum of 30 days for listing. Ownership transference takes place each time an item is sold, with new owners creating their own account.

Payments for revenue share for any items sold will be sent on the first day of the following month after the sale, payments will be made automatically to either a PayPal account or some other form of secure transfer of funds. Their respective accounts will provide up to date information regarding serial numbers of all items eligible for future revenue share.

Buying

Buyers are required to create an account prior to bidding or purchasing any item. Purchasing an item requires payment via either a credit card or PayPal. Refunds are provided if an item is never shipped or deemed counterfeit, or do not have a mark.

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The site will provide multiple formats for buying merchandise, including auctions, reserve pricing, and fixed pricing:

Auctions generally offer Buyers the ability to increase offers in specified increments, with a specific ending time for the last bid. If the Seller has not set a minimum bid for purchase, referred to as a Reserve Price, the last bidder wins the item. If the Seller indicates a Reserved Price, the last offer must be equal to or greater than the Reserve price to win the item.

Many items will be offered for a fixed price, with a timeframe to make the purchase, based upon inventory.

Payments for revenue share for any items sold will be sent on the first day of the following month after the sale, payments will be made automatically to either a PayPal account or some other form of secure transfer of funds. Their respective accounts will provide up to date information regarding serial numbers of all items eligible for future revenue share.

Shipment of Products

Products will be primarily shipped directly from the seller to the buyer, except in cases where the item must first be sent to us for marking, in which case the item will be shipped to the buyer from us once it has been marked. . Seller customarily charges buyer for all freight.

Business Strategies

We intend to acquire listings of products through the development of business relationships with entities already selling collectibles and memorabilia merchandise in other online formats, through the general public offering items for sale, and with possible originators of new memorabilia directly, from sports and entertainment celebrities to leading brands.

Our goal is to acquire sellers that will list products for sale, the more products for sale, the more viable the site for potential buyers. We prefer to have a wide variety of product categories, which can attract a wider audience, and at the same time developing strength in a few categories, especially products of higher value.

Marketing Strategies

We will be targeting those that currently engage in full time or part time participation in buying and selling memorabilia, as well as those that are in need of selling something of value or interested in purchasing an item of potential personal or financial value.

Our marketing will include attracting potential users through value driven offerings, including discounts to our basic cost structure, and access to upgraded features for selling. It will include advertising in print and television, as well as attending numerous trade shows, advertising online, working with leading brands and celebrities, and promoting items on the site of particular high value.

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We plan to use the following marketing methods:

•	Google Ad Words/other web search engines/social media sites

•	Recognition through the sports world by engaging professional athletes, retired or active.

•	Attending and sponsoring events with celebrities.

•	Attending trade shows peculiar to specific product categories

•	Television and print advertising

Target Market

Our target market is male and female between the ages 18 and 65 that are currently engaged or are interested in selling and purchasing products of value online.

Brand Recognition and Characteristics

E-commerce websites are characterized by many participants that offer very similar products. Most e-commerce websites focus on heavy marketing, brand recognition and quality service for differentiation. However, despite these efforts, the industry remains highly commoditized. Therefore, our strategy is to offer a buying/selling experience that is unique to e-commerce websites, with the ability to be assured of product authentication, verification, and tracking, plus a revenue share for the sellers and buyers of items the first time they are sold or purchased We believe that the combination of our marking and verification methods with Original merchandise from desired providers will be a unique feature that is attractive to the online shopping community. Our goal is to establish and expand a customer base that returns to our website on a regular basis to enter the selling and buying process.

Competition

The competition for all retail business as well as e-commerce business is intense. While our most direct competition results from other e-commerce websites, we also compete with conventional brick-and-mortar retail businesses, as well as companies that sell consumer products through catalogues. Although we operate in a niche market with some esoteric components, many of our competitors have substantially more financial and operational resources than us. For instance, eBay, and Amazon, have substantially more resources with which to operate.

We are competing against other e-commerce retailers and conventional retailers from a position of extreme disadvantage due to capital constraints, lack of operating history, limited brand recognition, very few barriers to entry for new participants, lack of contracts with sellers, and limited operational and tangible assets with which to compete. The primary methods of competition in our industry include pricing tactics, offering quality products, building brand name recognition through effective sales and marketing campaigns, and establishing customer loyalty by providing superior customer service.

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Revenue Generation

We will charge the following fees as the circumstances dictate:

a. We will charge fees for listing auctions, with the first 50 auctions each month free, with a $0.30 charge thereafter, unless seller chooses to pay a flat monthly fee of $24.99 for unlimited listings, listings for all original merchandise is free.

b. We will offer high volume and high value item sellers the ability to create stores within our site, charging either monthly fees or yearly-prepaid fees at a discount to monthly fees. Fees will range from $17.99 to $199.99 per month depending upon the commitment of the seller.

c. We will charge varying fees for selling items on the site, ranging from 10% to 15% per item, depending upon whether items are sold as Original or Secondary.

d. We will offer sellers the ability to enhance the visibility of their products through an advertising plan available for any item offered for sale on the site. This plan is based upon page views of the product when it is placed on a particular page, allowing a seller to designate a total amount of dollars to be spent advertising their product while it is for sale, and requiring choosing a specific dollar amount to be paid per page view. Each time a page is viewed that contains the item advertised, the user will be charged the designated per page view amount, reducing the total amount to be spent each time the page is viewed.

e. We will offer a Flash Sale section, which allows any seller to discount the offer price of their item from the original price, provided they pay for posting their item for sale into this section. Postings are paid based upon a pre-calculated value for a specific page view of the product when it is placed on a particular page. The seller must designate a total amount of dollars to be spent placing their product while it is for sale in the Flash Sale area, and requires choosing a specific dollar amount to be paid per page view. Each time a page is viewed that contains the item advertised, the user will be charged the designated per page view amount, reducing the total amount to be spent each time the page is viewed. LegacyXChange calculates the weighted value of each page based upon previous users agreed upon fees and amount of times page is viewed.

Government Regulation

We are subject to general business regulations and laws, as well as regulations and laws specifically governing the Internet, e-commerce, and electronic devices. Existing and future laws and regulations may impede our growth. These regulations and laws may cover taxation, privacy, data protection, pricing, content, copyrights, distribution, mobile communications, electronic device certification, electronic waste, electronic contracts and other communications, competition, consumer protection, web services, the provision of online payment services, unencumbered Internet access to our services, the design and operation of website, and the characteristics and quality of products and services. It is not clear how existing laws governing issues such as property ownership, libel, and personal privacy apply to the Internet, e-commerce, digital content, and web services. Jurisdictions may regulate consumer-to-consumer online businesses, including certain aspects of our seller programs. Unfavorable regulations and laws could diminish the demand for our products and services and increase our cost of doing business.

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Environmental Issues

We do not believe that our business is subject to environmental regulations or will otherwise be affected by environmental regulation.

Employees

We currently have 1 full time employee, William Bollander, our Principal Executive Officer/Director. Additionally, we have a part time office associate and we employ our Chief Financial Officer on a part-time basis. Subject to adequate funding and growth of our customer base and transactions on the site, during the next 12 months, we plan to hire 10 additional employees on a full time basis, as follows: (a) 2 accounting personnel; (b) 4 customer service personnel; (c) 2 business development personnel; (d) 1 programming personnel: and (e) 1 account manager.

Seasonal Business

We do not anticipate our business to be impacted by seasonal business throughout the year, with the exception for the Christmas holiday, highly visible collectible events or specific offerings of extremely valuable memorabilia.

Research and Development

Since our inception, we have had no research and development expenses.

Patents and Intellectual Property/Trademarks/Licenses/Franchises

We do not currently own any patents and have no intention of applying for patents. We currently have no trademarks. We are not a party to any license, royalty or franchise agreements.

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DESCRIPTION OF PROPERTY

Our executive offices are located at 301 Yamato Road, Suite 1240, Boca Raton, Florida. We have a sublease between TDL Centers, Inc., the Lessor, and us as the Lessee. Our lease became effective on February 1, 2012. We pay rent of $600 per month and our lease is on a month-to- month basis. We have access to a conference/meeting room for 8 hours per month. Our office space consists of 120 square feet and is sufficient for our use. This also provides us with a receptionist to answer our calls Monday thru Friday from 9am to 5pm eastern.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Common Stock

We are authorized to issue 190,000,000 shares of Common Stock, $0.001 par value per share. Currently we have 36,951,165 shares of Common Stock issued and outstanding.

Each share of Common Stock shall have one (1) vote per share for all purposes. Our Common Stock does not provide preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our Common Stock holders are not entitled to cumulative voting for election of the Board.

Preferred Stock

We are authorized to issue 10 million preferred shares, no shares of which have been issued.

Warrants

There are 1,048,315 outstanding warrants to purchase our securities. Each Warrant entitles the Holder upon exercise to one Common Stock Share. The Warrant Exercise Price is $0.40 with a 5-year term.

Options

There are no outstanding options to purchase our securities.

Transfer Agent and Registrar

Our transfer agent is Empire Stock Transfer, 1859 Whitney Mesa Drive, Henderson, Nevada 89014.

Holders of Capital Stock:

As of the date of this Registration Statement, we have 85 holders of our Common Stock.

Rule 144 Shares

As of the date of this Registration Statement, we do not have any shares of our Common Stock that are currently available for sale to the public in accordance with the volume and trading limitations of Rule 144.

Stock Option Grants

We do not have a stock option plan in place and have not granted any stock options at this time.

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Market Information

Our shares of common stock are quoted on the Pink Sheets under the symbol “TRTB”. The following table sets forth the range of reported high and low closing bid quotations for our common stock for the fiscal quarters indicated. These quotations reflect inter-dealer prices, without retail markup, markdown or commission, and may not represent actual transactions. Consequently, the information provided below may not be indicative of our common stock price under different conditions.

	High	Low
Fiscal Year 2015
First Quarter Ended March 31, 2015 $0.08 $0.02
Fourth Quarter ended December 31, 2014	$.09	$.02
Third Quarter ended September 30, 2014	$.04	$.01
Second Quarter ended June 30, 2014	$.05	$.04
First Quarter ended March 31, 2014	$.08	$.07
Fiscal Year 2013
Fourth Quarter ended December 31, 2013	$.08	$.06
Third Quarter ended September 30, 2013	$.08	$.06
Second Quarter ended June 30, 2013	$.19	$.18
First Quarter ended March 31, 2013	$.98	$.98
Fiscal Year 2012
Fourth Quarter ended December 31, 2012	$.42	$.25
Third Quarter ended September 30, 2012	$.49	$.49
Second Quarter ended June 30, 2012	$.55	$.28
First Quarter ended March 31, 2012	$.75	$.51

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DIVIDEND POLICY

We have not paid any cash dividends to our shareholders. The declaration of any future cash dividends is at the discretion of our Board and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

SHARES ELIGIBLE FOR FUTURE SALE

As of March 18, 2015, we had 36,951,165 shares of common stock outstanding. Of the 26,000,000 shares being registered by selling security holders, all such shares have not previously been issued.

All shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, unless they are purchased by our “affiliates,” as that term is defined in Rule 144 promulgated under the Securities Act.

The outstanding shares of our common stock not included in this prospectus will be available for sale in the public market as follows:

Public Float

There are 8,051,007 shares, which constitute our public float.

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to public company reporting requirements for 90 days, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for a least six months (including any period of consecutive ownership of preceding non-affiliated holders) would be entitled to sell those shares, subject only to the availability of current public information about us. A non-affiliated person who has beneficially owned restricted securities within the meaning of Rule 144 for at least one year would be entitled to sell those shares without regard to the provisions of Rule 144.

In general, under Rule 144 as currently in effect, once we have been subject to public company reporting requirements for 90 days, our affiliates or persons selling shares on behalf of our affiliates who own shares that were acquired from us or an affiliate of ours at least six months prior to the proposed sale are entitled to sell upon expiration of the lock-up agreements described above, within any three-month period beginning 90 days after the date of this prospectus, a number of shares that does not exceed the greater of:

•	1% of the number of shares of common stock then outstanding, which will equal approximately shares immediately after this offering; or
•	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

THE FOLLOWING DISCUSSION OF OUR RESULTS OF OPERATIONS SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND RELATED NOTES TO THE FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS REGISTRATION STATEMENT. THIS DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS THAT RELATE TO FUTURE EVENTS OR OUR FUTURE FINANCIAL PERFORMANCE. THESE STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE OUR ACTUAL RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. THESE RISKS AND OTHER FACTORS INCLUDE, AMONG OTHERS, THOSE LISTED UNDER “FORWARD-LOOKING STATEMENTS” AND “RISK FACTORS” AND THOSE INCLUDED ELSEWHERE IN THIS REGISTRATION STATEMENT.

Critical Accounting Policies and Estimates

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We continually evaluate our estimates, including those related to income taxes, and the valuation of equity transactions. We base our estimates on historical experience and on various other assumptions that we believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Any future changes to these estimates and assumptions could cause a material change to our reported amounts of revenues, expenses, assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions. We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of the consolidated financial statements.

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Revenue Recognition

We recognize revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the purchase price is fixed or determinable and collectability is reasonably assured. Our specific revenue recognition policies are as follows:

•	Product sales from the sale of beauty products, which ceased in May 2013, and sales of products through the subsidiary’s auction website are recognized when the product is shipped to the customer and title is transferred.
•	Under the Company’s auction program, consumers are required to purchase bid packages directly from the Company. Proceeds from the sales of bid packages are recorded as deferred revenue until recognizable as discussed below. In connection with the sale of bid packages, the Company utilized the User-based Revenue Model (“UBRM”). The UBRM is based on the presumption that the period of delivery for the bid package is the estimated average user life, which was estimated by the Company to be 60 days. Consequently, revenue from the sale of bid packages is recognized ratably over the estimated user life of 60 days.

Stock-based compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

Pursuant to ASC Topic 505-50, for share-based payments to consultants and other third parties, compensation expense is determined at the “measurement date” and establishes that share-based payment transactions with nonemployees shall be measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. During fiscal 2013 and 2014 and the nine months ended December 31, 2014, we raised funds from the sale of our common stock at an average price of $.0551 per share to all investors. In general, the number of shares to be issued to consultants and service providers were negotiated using $.0551 per common share, the same price as investors. Additionally, no other fair value was indicated by the respective consultant or service provider through issuance of bills or time sheets and, on the date of the contract, no market conditions or performance commitments existed. Accordingly, we concluded that the fair value of the equity instruments issued in a share-based payment transaction was a more reliable fair value than the fair value of goods or services received. Additionally, we considered the volume and share price of shares traded in the open market on the OTC market and concluded that an active market was not present for the Company’s shares and the price paid by third party investors of $.0551 was a more reliable price that the quoted market price. The expense is recognized over the service period of the award. The Company initially records compensation expense based on the fair value of the award at the reporting date.

Convertible Promissory Notes and Related Embedded Derivatives

We account for the embedded conversion option contained in convertible instruments under the provisions of FASB ASC Topic No. 815-40, "Derivatives and Hedging - Contracts in an Entity's Own Stock". The embedded conversion option contained in convertible instruments will be accounted for as a derivative liabilities at the date of issuance if certain provisions such as price protection provisions or variable conversion prices caused derivative treatment of the embedded conversion option. The derivative shall be adjusted to fair value through earnings at each reporting date. The fair value of the embedded conversion option derivatives was determined using the Binomial Option Pricing Model. On the initial measurement date, the fair value of the embedded conversion option derivative was recorded as a derivative liability and was allocated as a debt discount up to the proceeds of the notes with the remainder charged to current period operations as initial derivative expense. Any gains and losses recorded from changes in the fair value of the liability for derivative contract was recorded as a component of other income/(expense) in the accompanying consolidated statements of operations.

The binomial pricing model takes into account probability-weighted scenarios with regard to the likelihood of changes to the conversion price. The inputs to the model require management to make certain significant assumptions and represent management's best estimate at the valuation date. The probabilities are determined based on a management review of the expected likelihood of triggering events that would cause a change in the conversion price.

The key sensitivities of the binomial model include: the fair value of the Company's common stock, in which the Company utilizes the actual trading price; the expected volatility of the Company's common stock, which was determined through the analysis of our historical stock trading prices; and the risk free interest rate, which is based on current market rates and the expected term. Any change on one of the above would have an impact on the concluded value for the embedded derivatives. Based on our analysis, the most highly sensitive input in our binomial pricing model relates to our quoted stock price. For example, if our stock price increases from $0.05 to $0.07, we would record additional losses from change in fair value of embedded derivative of approximately $400,000. Conversely, if stock price decreases, we would record a gain from change in fair value of embedded derivative liabilities. Other inputs such as volatility and the risk free interest rate will not have a material impact of the valuation of the embedded derivative. The risk of the change in our stock price, which is the most sensitive input, is high due to our historically high stock price volatility.

Recent Accounting Pronouncements

In May 2014, the FASB issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (ASU 2014-09), which supersedes nearly all-existing revenue recognition guidance under U.S. GAAP. The core principle of ASU 2014-09 is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration to which an entity expects to be entitled for those goods or services. ASU 2014-09 defines a five-step process to achieve this core principle and, in doing so, more judgment and estimates may be required within the revenue recognition process than are required under existing U.S. GAAP. The standard is effective for annual periods beginning after December 15, 2016, and interim periods therein, using either of the following transition methods: (i) a full retrospective approach reflecting the application of the standard in each prior reporting period with the option to elect certain practical expedients, or (ii) a retrospective approach with the cumulative effect of initially adopting ASU 2014-09 recognized at the date of adoption (which includes additional footnote disclosures). Early adoption is not permitted. The adoption of this guidance is not expected to have a material impact on our consolidated financial statements.

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In June 2014, the FASB issued Accounting Standards Update No. 2014-12, Compensation — Stock Compensation (Topic 718), Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period (a consensus of the FASB Emerging Issues Task Force) (ASU 2014-12). The guidance applies to all reporting entities that grant their employees share-based payments in which the terms of the award provide that a performance target that affects vesting could be achieved after the requisite service period. The amendments require that a performance target that affects vesting and that could be achieved after the requisite service period is treated as a performance condition. For all entities, the amendments in this Update are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. Earlier adoption is permitted. The effective date is the same for both public business entities and all other entities. The adoption of this guidance is not expected to have a material impact on our consolidated financial statements.

In August 2014, the FASB issued Accounting Standards Update No. 2014-15, Presentation of Financial Statements – Going Concern (Subtopic 205-40), Disclosure of Uncertainties about an Entities Ability to Continue as a Going Concern (ASU 2014-15). The guidance in ASU 2014-15 sets forth management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern as well as required disclosures. ASU 2014-15 indicates that, when preparing financial statements for interim and annual financial statements, management should evaluate whether conditions or events, in the aggregate, raise substantial doubt about the entity’s ability to continue as a going concern for one year from the date the financial statements are issued or are available to be issued. This evaluation should include consideration of conditions and events that are either known or are reasonably knowable at the date the financial statements are issued or are available to be issued, as well as whether it is probable that management’s plans to address the substantial doubt will be implemented and, if so, whether it is probable that the plans will alleviate the substantial doubt. ASU 2014-15 is effective for annual periods ending after December 15, 2016, and interim periods and annual periods thereafter. Early application is permitted. The adoption of this guidance is not expected to have a material impact on our consolidated financial statements.

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RESULTS OF OPERATIONS

Comparison of Results of Operations for the Years Ended March 31, 2014 and 2013

Revenue and gross profit (loss)

For the years ended March 31, 2014 and 2013, we generated limited revenue of $35,240 and $79,498, and gross profit (loss) of $1,072 and (21,769), respectively, which related primarily to the sale of remaining inventory of beauty products.

Operating expenses

For the years ended March 31, 2014 and 2013, operating expenses amounted to $535,564 and $753,134, respectively, a decrease of $217,570 or 28.9%. Operating expenses consisted of the following:

	For the Years Ended March 31,
	2014	2013
Compensation and related taxes	$134,235	$124,543
Professional fees	200,797	376,891
Impairment loss	—	220,400
Other selling, general and administrative	57,053	79,902
	$392,085	$801,736

•	For the years ended March 31, 2014 and 2013, compensation and related taxes amounted to $134,235 and $124,543, respectively, an increase of $9,692 or 7.8%. The increase during the year ended March 31, 2014 is mainly attributable to an increase in our CEO’s salary and related payroll taxes of approximately $13,000 due to the increase in his annual salary from $100,000 to $120,000, which was effective on January 1, 2013, offset by a decrease in compensation for our director, Chris Jarvis, of approximately $3,000. We expect administrative salaries to increase in 2015 as we increase our operations.

•	For the years ended March 31, 2014 and 2013, professional fees amounted to $200,797 and $376,891, respectively, a decrease of $176,094 or 46.7% primarily attributable to a decrease in consulting and legal fees as operations slowed in the 2014 period due to a lack of working capital. We expect professional fees to increase as we incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission.

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•	For the year ended March 31, 2013, we had an impairment loss of $220,400 related to a write off of the fair value of common shares issued in connection with the acquisition of beauty product intangible assets. We did not have corresponding expense in the year ended March 31, 2014.

•	For the years ended March 31, 2014 and 2013, other selling, general and administrative expenses amounted to $57,053 and $79,902, respectively, a decrease of $22,829 or 28.6%. The decrease is mainly attributable to a decrease in car expense of approximately $12,000 and a decrease in travel and entertainment expense of approximately $17,000, offset by an increase in other miscellaneous items of approximately $7,000.

Other income (expense)

For the year ended March 31, 2014, we recognized a gain from settlement of legal service fee of $34,594. Pursuant to a settlement agreement, on December 13, 2013, we issued 750,000 shares of common stock to a law firm for the settlement of $75,919 of legal fees payable. The shares were valued at total fair value of $41,325 by using the recent sale price of the common stock on the date of grant of $0.0551 per common share. We recognized a gain from settlement of service fee of $34,594, which represented the difference between legal fees due of $75,919 and the fair value of shares, issued of $41,325. For the year ended March 31, 2014, we recognized interest expense of $7,510 for our two outstanding loans and we did not incur any interest expense for the year ended March 31, 2013.

Net loss

As a result of the factors described above, our net loss for the years ended March 31, 2014 and 2013 was $363,929 and $823,445, respectively, or a net loss per common share of $0.01 and $0.04 (basic and diluted), respectively.

Comparison of Results of Operations for the Three and Nine Months Ended December 31, 2014 and 2013

Revenue and gross profit (loss)

For the three months ended December 31, 2014 and 2013, we generated limited revenue of $79 and $135, and gross loss of $611 and $694, respectively, which related primarily to the sale of remaining inventory of beauty products.

For the nine months ended December 31, 2014 and 2013, we generated limited revenue of $437 and $35,960, and gross (loss) profit of $(1,789) and $2,022, respectively, which related primarily to the sale of remaining inventory of beauty products.

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Operating expenses

For the three months ended December 31, 2014 and 2013, operating expenses amounted to $220,439 and $75,714, respectively, an increase of $144,725 or 191.1%. For the nine months ended December 31, 2014 and 2013, operating expenses amounted to $423,976 and $274,812, respectively, an increase of $149,164 or 54.3%. Operating expenses consisted of the following:

	For the Three Months Ended December 31,		For the Nine Months Ended December 31,
	2014	2013	2014	2013
Compensation and related taxes	$36,325	$31,500	$122,887	$96,704
Professional fees	149,887	33,297	244,151	138,362
Other selling, general and administration	34,227	10,917	56,938	39,746
	$220,439	$75,714	$423,976	$274,812

•	For the three months ended December 31, 2014 and 2013, compensation and related taxes amounted to $36,325 and $31,500, respectively, an increase of $4,825 or 15.3%. The increase during the three months ended December 31, 2014 is mainly attributable to an increase in bonus paid to our CEO of approximately $1,000 and an increase in payroll taxes of approximately $4,000. For the nine months ended December 31, 2014 and 2013, compensation and related taxes amounted to $122,887 and $96,704, respectively, an increase of $26,183 or 27.1%. The increase during the nine months ended December 31, 2014 is mainly attributable to an increase in stock-based salary paid to our director of approximately $18,000 and an increase in payroll taxes of approximately $8,000. We expect administrative salaries to increase in 2015 as we increase our operations.

•	For the three months ended December 31, 2014 and 2013, professional fees amounted to $149,887 and $33,297, respectively, an increase of $116,590 or 350.2%. The increase during the three months ended December 31, 2014 is primarily attributable to an increase in accounting fees of approximately $50,000, an increase in consulting fees of approximately $58,000, an increase in marketing expenses of approximately $14,000, offset by a decrease in other miscellaneous items of approximately $5,000. For the nine months ended December 31, 2014 and 2013, professional fees amounted to $244,151 and $138,362, respectively, an increase of $105,789 or 76.5%. The increase during the nine months ended December 31, 2014 is mainly attributable to an increase in accounting fees of approximately $60,000, an increase in legal fees of approximately $16,000, an increase in marketing expenses of approximately $15,000 and an increase in other miscellaneous items of approximately $15,000. We expect professional fees to increase as we incur significant costs associated with our public company reporting requirements, and costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission.

•	For the three months ended December 31, 2014 and 2013, other selling, general and administrative expenses amounted to $34,227 and $10,917, respectively, an increase of $23,310 or 213.5%. The increase during the three months ended December 31, 2014 is primarily attributable to an increase in travel and entertainment expenses of approximately $17,000 and an increase in other miscellaneous items of approximately $6,000. For the nine months ended December 31, 2014 and 2013, other selling, general and administrative expenses amounted to $56,938 and $39,746, respectively, an increase of $17,192, or 43.3%. The increase during the nine months ended December 31, 2014 is mainly attributable to the increase in travel and entertainment expenses of approximately $17,000.

Other income (expense)

Other income (expense) includes interest expense, initial derivative expense, loss from change in fair value of derivative liabilities and loss on settlement of loans. For the three months ended December 31, 2014, total other expense amounted to $615,853 as compared to total other expense $4,755 for the three months ended December 31, 2013, an increase of $611,098. For the nine months ended December 31, 2014, total other expense amounted to $621,363 as compared to total other expense $4,755 for the nine months ended December 31, 2013, an increase of $616,608. The increase in other expense for the three and nine months ended December 31, 2014 as compared to the three and nine months ended December 31, 2013 was attributable to:

•	an increase in interest expense of approximately $24,000 and $24,000 respectively. mainly due to the increase in interest from our convertible notes payable, and,

•	an increase in initial derivative expense of approximately $36,000 and $36,000 related to the embedded conversion option contained in our convertible notes payable, and an increase in loss from change in fair value of derivative liabilities of approximately $551,000 and $551,000, respectively, for which we did not have any corresponding expense during the three and nine months ended December 31, 2013. Under the provisions of FASB ASC Topic No. 815-40, “Derivatives and Hedging – Contracts in an Entity’s Own Stock”, the embedded conversion option contained in the convertible instruments were accounted for as a derivative liabilities at the date of issuance and shall be adjusted to fair value through earnings at each reporting date. The fair value of the embedded conversion option derivatives was determined using the Binomial Option Pricing Model. On the initial measurement date, the fair value of the embedded conversion option derivative of $419,000 was recorded as a derivative liability and was allocated as a debt discount up to the proceeds of the notes ($383,125) with the remainder ($35,875) charged to current period operations as initial derivative expense. At December 31, 2014, and on the initial measurements of the derivative liabilities, we valued the embedded conversion option derivative liabilities resulting in a loss from change in fair value of derivative liabilities of $551,000 for the three and nine months ended December 31, 2014 which was caused by the effect of an increase in the our quoted stock price from the initial measurement date and December 31, 2014 as determined using the Binomial Option Pricing Model.

At December 31, 2014, and on the initial measurements of the derivative liabilities, we valued the embedded conversion option derivative liabilities resulting in a loss from change in fair value of derivative liabilities of $551,000 for the three and nine months ended December 31, 2014.

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Net loss

As a result of the factors described above, our net loss for the three months ended December 31, 2014 and 2013 was $836,903 and $81,163, respectively, or a net loss per common share of $0.02 and $0.00 (basic and diluted), respectively. Our net loss for the nine months ended December 31, 2014 and 2013 was $1,047,128 and $277,545, respectively, or a net loss per common share of $0.03 and $0.01 (basic and diluted), respectively.

Liquidity and Capital Resources

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations and otherwise operate on an ongoing basis. At December 31, 2014 and March 31, 2014, we had cash balances of approximately $149,000 and $9,000, respectively.

Our working capital deficit increased approximately $113,000 to working capital deficit of approximately $169,000 at March 31, 2014 from working capital deficit of approximately $56,000 at March 31, 2013. The decrease in working capital is primarily attributable to a decrease in cash of approximately $10,000, a decrease in prepaid expense of approximately $21,000, a decrease in prepaid salary to officer of approximately $27,000, a decrease in inventories of approximately $29,000, an increase in loan payable of approximately $20,000, an increase in advances for common stock purchases of approximately $113,500, an increase in accrued officer salary and director fees of approximately $21,000 and an increase in due to shareholder of approximately $8,000, offset by a decrease in accounts payable and accrued expenses of approximately $136,000.

Our working capital deficit increased approximately $714,000 to working capital deficit of approximately $883,000 at December 31, 2014 from working capital deficit of approximately $169,000 at March 31, 2014. The increase in working capital deficit is primarily attributable to an increase in accounts payable and accrued expenses of approximately $41,000, an increase in derivative liabilities of approximately $970,000, offset by an increase in cash of approximately $139,000, a decrease in loans payable of approximately $20,000, a decrease in accrued officer salary and director fees of approximately $11,000, a decrease in advances for common stock purchases of approximately $114,000, a decrease in due to shareholders of approximately $8,000.

During the year ended March 31, 2013, we sold a total of 6,953,709 shares of common stock to investors at an average price of $0.0551 per common share. During the fiscal year ended March 31, 2013, we received cash proceeds of $298,180 from the sale of the shares and had a subscription receivable of $10,000, which was collected in fiscal 2014.

During the fiscal year ended March 31, 2014, we sold a total of 145,200 shares of common stock at an average price of $0.0551 per common share to investors. The proceeds received by us from the sale of these shares were $8,000 in fiscal 2014.

During the period between April 1, 2014 and the filing date of this report, we sold a total of 3,365,334 shares of common stock at an average price of $0.0551 per common share to investors. The proceeds received by us from the sale of these shares were $185,420.

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In October and November 2014, the Company and 7 investors (the “Investors”) entered into convertible promissory note agreements, providing the issuance of a 10% convertible promissory notes (the “Convertible Notes”) with an aggregate principal amount of $400,000. The Convertible Notes are due and payable on the third anniversary of the date of issuance through October 2017. The Investors are entitled, at their option, at any time after the issuance of these Convertible Notes, to convert all or any lesser portion of the outstanding principal amount and accrued but unpaid interest into the Company’s common stock at a conversion price for each share of common stock equal to $0.02. In the event a registration statement is not filed by either the Company within 60 days following the completion of this Offering, or the full amount of Conversion Shares are not included in the first registration statement filed by either entity, or if such registration statement including the Conversion Shares is not declared effective within 180 days following the completion of the Offering, the Convertible Notes shall then be convertible at the option of the Holder into shares of the common stock, par value $.001 per share, of the Company at a conversion price equal to the lesser of $0.02 per share or a 25% discount to the average closing bid price of the Parent Company’s stock for the five days immediately prior to the day upon which the Company receives a written conversion notice from the Holder for any portion of the Notes. The Penalty Conversion shall remain in effect until such time as a registration statement from the Company, including the Conversion Shares is declared effective by the SEC. In connection with the issuance of these Convertible Notes above, the Company determined that the terms of the Convertible Notes include a down-round provision under which the conversion price and exercise price could be affected by future equity offerings undertaken by the Company or contain terms that are not fixed monetary amounts at inception. Accordingly, under the provisions of FASB ASC Topic No. 815-40, “Derivatives and Hedging – Contracts in an Entity’s Own Stock”, the convertible instruments shall be accounted for as a derivative liabilities at the date of issuance and shall be adjusted to fair value through earnings at each reporting date. The fair value of the embedded conversion option derivatives was determined using the Binomial Option Pricing Model. On the initial measurement date, the fair value of the embedded conversion option derivative of $419,000 was recorded as a derivative liability and was allocated as a debt discount up to the proceeds of the notes ($383,125) with the remainder ($35,875) charged to current period operations as initial derivative expense. Any gains and losses recorded from changes in the fair value of the liability for derivative contract was recorded as a component of other income/(expense) in the accompanying consolidated statements of operations and totaled an expense of $551,000 through December 31, 2014.

Cash Flow

For the Year Ended March 31, 2014 and 2013

Net cash flow used in operating activities was approximately $162,000 for the year ended March 31, 2014 as compared to net cash flow used in operating activities of approximately $288,000 for the year ended March 31, 2013, a decrease of approximately $126,000.

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•	Net cash flow used in operating activities for the year ended March 31, 2014 primarily reflected net loss of approximately $364,000 and the add-back of non-cash item, such as stock-based compensation and fees of approximately $89,000, stock issued for interest of approximately $5,500, and a gain from settlement of accounts payable of $34,594, offset by the changes in operating assets and liabilities primarily consisting of a decrease in prepaid expense of approximately $35,000, a decrease in prepaid salary to officer of approximately $27,000, a decrease in inventories of approximately $29,000, an increase in accounts payable and accrued expense of approximately $22,000, an increase in accrued officer salary and director fees of approximately $21,000 and an increase in due to shareholder of approximately $8,000.

•	Net cash flow used in operating activities for the year ended March 31, 2013 mainly reflected net loss of approximately $823,000 and the add-back of non-cash item such as stock-based compensation and fees of approximately $177,000 and an impairment loss from the impairment of acquired intangible assets of approximately $220,000, and the changes in operating assets and liabilities such as an increase in prepaid expense of approximately $26,000, offset by a decrease in accounts receivable of approximately $13,000, a decrease in prepaid salary to officer of approximately $2,000, a decrease in inventories of approximately $98,000, an increase in accounts payable and accrued expense of approximately $48,000, an increase in accrued officer salary and director fees of $750 and an increase in due to related party of approximately $600.

We did not incur any investing activity in the years ended March 31, 2014 and 2013.

Net cash flow provided by financing activities was approximately $152,000 for the year ended March 31, 2014 as compared to approximately $298,000 for the year ended March 31, 2013. During the year ended March 31, 2014, we received proceeds from loan payable of approximately $20,000, proceeds from common stock subscriptions of approximately $114,000 and proceeds from sale of common stock of approximately $18,000. During the year ended March 31, 2013, we received proceeds from sale of common stock of approximately $298,000.

For the Nine Months Ended December 31, 2014 and 2013

Net cash flow used in operating activities was approximately $332,000 for the nine months ended December 31, 2014 as compared to net cash flow used in operating activities of approximately $116,000 for the nine months ended December 31, 2013, an increase of approximately $216,000.

•	Net cash flow used in operating activities for the nine months ended December 31, 2014 primarily reflected net loss of approximately $1,047,000 and the add-back of non-cash item, such as stock-based compensation and fees of approximately $60,000, loss on settlement of loans approximately $6,000, amortization of debt discount of approximately $21,000, initial fair value of derivative liabilities of approximately $36,000 and loss from change in fair value of derivative liabilities of approximately $551,000 and the changes in operating assets and liabilities primarily consisting of a decrease in accrued officer salary and director fees of approximately $11,000 and a decrease in due to shareholders of approximately $8,000, offset by a decrease in prepaid expenses of approximately $17,000 and an increase in accounts payable and accrued expenses of approximately $43,000.

•	Net cash flow used in operating activities for the nine months ended December 31, 2013 mainly reflected net loss of approximately $278,000 and the add-back of non-cash item such as stock-based compensation and fees of approximately $53,000, offset by the changes in operating assets and liabilities such as: a decrease in prepaid expenses of approximately $23,000, a decrease in prepaid salary to officer of approximately $27,000, a decrease in inventories of approximately $29,000, an increase in accrued officer salary and director fees of approximately $16,000 and an increase in due to shareholders of approximately $11,000.

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We did not incur any investing activity in the nine months ended December 31, 2014 and 2013.

Net cash flow provided by financing activities was approximately $472,000 for the nine months ended December 31, 2014 as compared to approximately $98,000 for the nine months ended December 31, 2013. During the nine months ended December 31, 2014, we received proceeds from convertible notes of $400,000 and proceeds from sale of common stock of approximately $72,000. During the nine months ended December 31, 2013, we received proceeds from common stock subscription of approximately $60,000, proceeds from loans payable of $20,000 and proceeds from sale of common stock of approximately $18,000.

Our primary uses of cash have been for salaries and fees paid to third parties for professional services. All funds received have been expended in the furtherance of growing the business. The following trends are reasonably likely to result in a material decrease in our liquidity over the near to long term:

•	An increase in working capital requirements to finance our current business,

•	Addition of administrative and sales personnel as the business grows, and

•	The cost of being a public company.

We currently have no material commitments for capital expenditures. We will need to raise additional funds, particularly if we are unable to generate positive cash flow as a result of our operations. We estimate that based on current plans and assumptions, that our available cash will be insufficient to satisfy our cash requirements under our present operating expectations. Other than working capital and funds received pursuant to the Securities Purchase Agreement, we presently have no other significant alternative source of working capital. We have used these funds to fund our operating expenses, pay our obligations and grow our company. We will need to raise significant additional capital to fund our operations and to provide working capital for our ongoing operations and obligations. We do not anticipate we will be profitable in 2015. Therefore our future operation is dependent on our ability to secure additional financing. Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, the trading price of our common stock and a downturn in the U.S. equity and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses or experience unexpected cash requirements that would force us to seek alternative financing. Furthermore, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. The inability to obtain additional capital may restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will be required to cease our operations.

We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. Therefore, our independent registered public accounting firm has raised substantial doubt about our ability to continue as a going concern in their audit opinion for the years ended March 31, 2014 and 2013.

Our liquidity is negatively impacted by the significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly.

Contractual Obligations and Off-Balance Sheet Arrangements

Contractual Obligations

We have certain fixed contractual obligations and commitments that include future estimated payments. Changes in our business needs, cancellation provisions, changing interest rates, and other factors may result in actual payments differing from the estimates. We cannot provide certainty regarding the timing and amounts of payments. We have presented below a summary of the most significant assumptions used in our determination of amounts presented in the tables, in order to assist in the review of this information within the context of our consolidated financial position, results of operations, and cash flows. The following tables summarize our contractual obligations as of December 31, 2014, and the effect these obligations are expected to have on our liquidity and cash flows in future periods.

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	Payments Due by Period
Contractual obligations:	Total	Less than 1 year	1-3 years	3-5 years	5+ years
Convertible notes payable (principal)	$400,000	$—	$400,000	$—	$—
Accrued interest for convertible notes	7,693	7,693	—	—	—
Total	$407,693	$7,693	$400,000	$—	$—

Off-balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements.

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Plan of Operations

We anticipate that we will incur $480,000 of total expenses, including salaries, rent, marketing payments due pursuant to an agreement with Applied DNA, and advertising to conduct our operations for the next 12 months at a burn rate of $40,000 per month. Based on our current cash position of $80,000, we will be unable to conduct our operations for more than 2 months.

Additionally, we have total estimated Plan of Operations expenditures of $900,000 as outlined in the following table. Our entire Plan of Operations is contingent upon revenue levels and obtaining financing, of which there is no assurance that we will be able to obtain or on terms acceptable to us.

Months 1-3
1) Move executive offices to Las Vegas, Nevada to consolidate our employees and consultants; our current employees, other than our CEO, reside in Las Vegas and our main consultant lives in California and can easily travel to Las Vegas	$ 2,000
2) Continue development of online site: finish design work for each site page; program all graphic design, finish backend coding related to feature functionality. Create Quality Control department to monitor quality control as site is developed.	15,000
3) Develop relationships with active and retired professional athletes: Currently, a consultant to the company, Bobby Grich, a retired professional baseball player is helping to create relationships with active and retired professional athletes, for the purpose of creating Original items for sale on the site at launch:	5,000
4) Develop relationships with business entities interested in selling their products on our site; working with a consultant to the company with experience as a talent agent, helping to explore areas of business development with brand name products:	5,000
5) Create 30 and 60 second spot commercials for launch; utilizing our business development director and graphics design person, who are experienced in producing television commercials in producing commercials for television:	45,000
6) Create online and print advertisements; utilizing in house graphic designer and in house marketing specialist to design and implement concept:	15,000
7) Plan for launch in approximately 4- months: create press material, develop social media, work with media agencies to determine air time for television commercials:	7,500
8) Setup mechanics for marking at Applied DNA facilities: work with them on procedures and processes:	12,500
9) Setup for procedures for verification at Applied DNA facilities: work with them on procedures and processes	7,500
10) Setup procedures for marking at off- site locations: procedures and processes:	7,500
11) Selling our own products: Explore possibilities of maintaining products in inventory that can be used by athletes to sell once they have added their signature:	28,000
Total estimated cost – 1-3 months	$ 150,000

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Months 4-6
1) Increase Board of Directors from our 2 existing directors to 5 total directors with experience in finance, marketing or management	$ —
2) Increase working staff to approximately 10: includes another back end programmer 1, customer service-1, and account management- 3:	90,000
3) Increase spending on online, print and television advertising; in an effort to increase brand awareness, and drive use:	100,000
4) Commence attending trade shows to bring awareness of brand: designate one employee to plan, attend and follow up with all show leads:	10,000
Total estimated cost – 4-6 months	$ 200,000

Months 7-9
1) Increase online, print and television advertising; in an effort to increase brand awareness, and drive use:	150,000
2) Increase staff to 15: includes customer service, account management, business development: $50,000	50,000
3) Develop site in other languages, in preparation for launch outside US in 2016: hire business development person with experience in launching websites outside the U.S.:	15,000
4) We plan to offer Origination marking services outside the U.S. within 12 months after launch, as well as explore options for creating stand-alone sites for other countries.	5,000
5) Develop mobile application for site: with planned release in fourth quarter 2015:	30,000
Total estimated cost – 7-9 months	$ 250,000

Months 10-12
1) Increase staff to 20-25: includes customer service, programmers, business development, accounting:	200,000
2) Launch mobile application: online, print, and TV ads: create marketing campaign, produce TV spots:	100,000
Total estimated cost – 10-12 months	$ 300,000
Total Estimated Plan of Operations expenditures	$ 900,000

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CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no disagreements with accountants on accounting and financial disclosure.

LEGAL PROCEEDINGS

There are no pending or threatened lawsuits against us. From time to time, we may become involved in various lawsuits and legal proceedings that may arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may have an adverse effect on our business, financial conditions, or operating results. We are not aware of any legal proceedings or claims that will have, individually or in the aggregate, a material adverse effect on our business, financial condition or operating results.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CORPORATE GOVERNANCE

Board of Directors

Directors are elected at our annual meeting of shareholders and serve for one year until the next annual meeting of shareholders or until their successors are elected and qualified. We reimburse all directors for their expenses in connection with their activities as our directors.

Board Leadership Structure and Role in Risk Oversight

Although we have not adopted a formal policy on whether the Chairman and Chief Executive Officer positions should be separate or combined, we have determined that it is in our best interests and its shareholders to combine these roles. Due to the small size and our early development stage, we believe it is currently most effective to have the Chairman and Chief Executive Officer positions combined.

Our board of directors is primarily responsible for overseeing our risk management processes. The board of directors receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our assessment of risks. The board of directors focuses on the most significant risks facing us and our general risk management strategy, and also ensures that risks undertaken by us are consistent with the board’s appetite for risk. While the board oversees our risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing us and that our board leadership structure supports this approach.

Directors and Executive Officers and Corporate Governance.

The following information sets forth the names of our officers and directors, their present positions, and some brief information about their background.

Name	Age	Position(s)
William Bollander	44	Chief Executive Officer/President/Director/Secretary/Treasurer
Adam Wasserman	50	Chief Financial Officer
Chris Jarvis	42	Director

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Background of Officers and Directors

William Bollander has served as our President/Chief Executive Officer/Chief Financial Officer/Chief Accountancy Officer/Director/Secretary/Treasurer since January 17, 2012. From November 2008 to March 2011, he was an independent financial consultant for Vfinance, a registered securities broker dealer located in located in Boca Raton FL. From March 2011 to November 2011, William Bollander was our business consultant. William Bollander received a Bachelors Degree in Accounting & Information Systems from Queens College/City University of New York in February 1992.

Adam Wasserman has served as our Chief Financial Officer since November 2014. He has been a majority shareholder and chief executive officer of CFO Oncall, Inc. since 1999. CFO Oncall provides chief financial officer services to a number of companies. Through CFO Oncall, Mr. Wasserman has served as the Chief Financial Officer of a number of private and publicly held companies including: Cleantech Solutions International, Inc. since December 2012, Oriental Dragon Corp. since June 2010, and Wally World Media, Inc. since November 2012. Mr. Wasserman also served as chief financial officer for FAL Exploration Corp (formerly Apps Genius Corp) from January 2010 to December 2014, Yew Bio-Pharm Group, Inc. (YEWB) from September 2011 to November 2013, and other companies, all under the terms of consulting agreements with CFO Oncall. Mr. Wasserman served as a member of the Board of Directors of CD International, Inc., a public company, from January 2010 to December 2011 and a member of the Board of Directors and audit committee chairman of Bohai Pharmaceuticals Group, Inc. from July 2010 to February 2012. Mr. Wasserman is a member of the American Institute of Certified Public Accountants. Mr. Wasserman holds a Bachelor of Science Degree from the State University of New York at Albany.

Chris Jarvis has been our Director since January 17, 2012. In 2006, Mr. Jarvis founded Caprock Risk Management, a boutique commodities firm registered with the National Futures Association that specialized in the energy markets. Mr. Jarvis has over twenty years of capital markets and investments experience covering the equity, commodity, and fixed income markets having worked from 1999 to 2005 with Advest as a Senior Publishing Analyst and from 2005 to 2006 with Merrill Lynch (following Merrill’s acquisition of Advest in November 2005) as an Oil & Natural Gas Analyst. In September 2001, Mr. Jarvis received a Master’s in Business Administration with a concentration in finance from the University of Connecticut. Mr. Jarvis has the designations of a Chartered Financial Analyst (CFA) and Chartered Market Technician (CMT).

Family Relationships

There are no family relationships among our directors and/or our officers.

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Committees of the Board of Directors

We presently do not have an audit committee, compensation committee, nominating committee, corporate governance committee or any other committee of our board of directors. Our entire Board of Directors meets to undertake the responsibilities that would otherwise be delegated to a committee of our board of directors.

Meetings of our Board of Directors

We have had no meetings of our Board of Directors. Our Board of Directors have approved corporate actions by Board resolution.

Terms of Office

Our directors are appointed for one-year terms to hold office until the next annual general meeting of the holders of our Common Stock or until removed from office in accordance with our by-laws. Our officers are appointed by our board of directors and hold office until removed by our Board of Directors or terminated pursuant to their employment agreements.

Overview of Compensation Program

The following table sets forth the compensation paid by us to our Officers for the fiscal years ended March 31, 2014 and 2013. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid to named executive officers.

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EXECUTIVE COMPENSATION *

Name	Year	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards Vested ($)	Option Awards Unvested ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
William Bollander, Chief Executive Officer, President, and Director	2013 2014	105,000 120,000	0 0	0 0	0 0	0 0	0 0	0 0	105,000 120,000
Adam Wasserman	2014	3,000	0	0	0	0	0	0	3,000

* In accordance with the rules promulgated by the Securities and Exchange Commission, certain columns relating to information that is not applicable have been omitted from this table.

Compensation of Directors

Chris Jarvis, our Director, is compensated for his service as our Director. The Board of Directors has not awarded any options to our Directors. There are no contractual arrangements with any member of the Board of Directors. We have no Director’s service contracts.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Indemnification

Under our Articles of Incorporation and Bylaws, we may indemnify an Officer or Director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT.

The following tables set forth the ownership, as of the date of this prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown. The business address for these shareholders is 301 Yamato Road, Suite 1240, Boca Raton, Florida, 33431.

			Amount
	Title of		Beneficial	Direct	Indirect	Percent
Name	Class		Ownership	Ownership	Ownership	of Class

William Bollander	Common		6,500,000	6,500,000	0	17.60%

Adam Wasserman	Common		100,000	100,000	0	*

Chris Jarvis	Common		500,000	500,000	0	1.4%

Eisenberg Family Foundation(1)	Common	**	9,750,000	9,750,000	0	24.4%

Ascendant Partners, LLC(2)	Common	**	6,175,000	6,175,000	0	15.4%

Dina M. Palermo/Jeffrey Smith	Common	**	4,875,000	4,875,000	0	12.2%
Joint Tenants with Rights of Survivorship

Darryl Cohen	Common		3,552,191	3,552,191	0	9.6%

Total			31,452,191	31,452,191	0	80.6%

* Less than 1%
** Reflects the right of the shareholders who are debt holders to convert their debt into our common stock shares.
(1) Eisenberg Family Foundation’s principal is Solomon Eisenberg who has sole voting and investment control over the shares.
(2) Ascendant Partners, LLC’s principal is Richard Galterio who has sole voting and investment control over the shares.

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(1) This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Except as set forth above, applicable percentages are based upon 36,951,165 shares of common stock outstanding as of the date of this prospectus.

We are not registering common shares by any stockholder who holds more than 5% of outstanding common shares and we are not registering shares held by our officers and directors.

Board of Directors

Director Compensation

Name	Year	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards Vested ($)	Option Awards Unvested ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
William Bollander	2013 2014	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0
Chris Jarvis	2013 2014	6,000 6,000	5,510 2,204	0 0	0 0	0 0	0 0	0 0	11,510 8,204

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Director Independence

We have one independent director as defined by the rules of any securities exchange or inter-dealer quotation system.

Code of Ethics

We have not yet adopted a formal, written Code of Business Conduct and Ethics.

Audit, Nominating and Compensation Committee

We currently do not have audit, nominating or compensation committees. Our Board of Directors as a whole will review audit, nominating and compensation matters.

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Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years, been involved in any of the items below that we deem material to their service on our behalf:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding trafficking violations and other minor offenses);

•	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

•	been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with the persons engaged in any such activity;

•	been found by a court of competent jurisdiction in a civil action or by the SEC or Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and judgment has not been reversed, suspended or vacated;

•	been the subject of, or a party to, any federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud in connection with any business entity; or

•	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

There are currently no legal proceedings to which any of our directors or officers is a party adverse to us or in which any of our directors or officers has a material interest adverse to us.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND
DIRECTOR INDEPENDENCE.

None of our Officers or Directors have any direct or indirect material interest in any transaction to which we are a party during the past two years, or in any proposed transaction to which we are proposed to be a party.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

OF SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada corporate law and our bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

LEGAL MATTERS

The validity of the issuance of the common stock hereby will be passed upon for us by Frederick M. Lehrer, Attorney and Counselor at Law. Frederick M. Lehrer was compensated 200,000 common stock shares and additionally will be paid a total of $10,000 for preparation of this Registration Statement.

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REPORTS TO SHAREHOLDERS

As a result of this offering as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission as required under Section 15(d). However, if in the future we are not required to continue filing reports under Section 15(d), for example because we have less than three hundred shareholders of record at the end of the first fiscal year in which this registration statement is declared effective and we do not file a Registration Statement on Form 8-A upon the occurrence of such an event, our securities can no longer be quoted on the OTC Bulletin Board. There is no guarantee that we will be able to meet the requirements to be able to cease filing reports under Section 15(d), in which case we will continue filing those reports in the years after the fiscal year in which this registration statement is declared effective. Filing a registration statement on Form 8-A will require us to continue to file quarterly and annual reports with the SEC, even though we are no longer required to do so under Section 15(d), and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity. Thus the filing of a Form 8-A in such event makes our securities continue to be able to be quoted on the OTC Bulletin Board. We are not required under Section 12(g) or otherwise to become a mandatory 1934 Act filer unless we have more than 500 shareholders and total assets of more than $10 million; however, we voluntarily intend to do so if we are no longer obligated to file reports under Section 15(d).

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement, of which this Prospectus is a part, with the SEC under the Securities Act with respect to our common stock. This Prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, parts of which are omitted as permitted by the rules and regulations of the SEC. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete. For further information pertaining to our common stock, and us we refer you to our registration statement and the exhibits thereto, copies of which may be inspected without charge at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Information concerning the operation of the SEC’s Public Reference Room is available by calling the SEC at 1-800-SEC-0330. Copies of all or any part of the registration statement may be obtained at prescribed rates from the SEC. The SEC also makes our filings available to the public on its Internet site (http://www.sec.gov).

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TRUE 2 BEAUTY, INC. AND SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2014 and 2013

TRUE 2 BEAUTY, INC. AND SUBSIDIARY

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2014 and 2013

CONTENTS

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of:

True 2 Beauty, Inc.

We have audited the accompanying consolidated balance sheets of True 2 Beauty, Inc. and Subsidiary as of March 31, 2014 and 2013 and the related consolidated statements of operations, changes in stockholder’s deficit, and cash flows for each of the two years in the period ended March 31, 2014. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of True 2 Beauty, Inc. and Subsidiary as of March 31, 2014 and 2013 and the consolidated results of its operations and its cash flows for each of the two years in the period ended March 31, 2014 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company had a net loss and net cash used in operations of $363,929 and $161,801, respectively for the year ended March 31, 2014. The Company has a working capital deficit, accumulated deficit and stockholders’ deficit of $169,197, $8,243,601 and $169,197, respectively, at March 31, 2014. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

January 30, 2015

2295 NW Corporate Blvd., Suite 240 • Boca Raton, FL 33431-7328

Phone: (561) 995-8270 • Toll Free: (866) CPA-8500 • Fax: (561) 995-1920

www.salbergco.com • info@salbergco.com

Member National Association of Certified Valuation Analysts • Registered with the PCAOB

Member CPAConnect with Affiliated Offices Worldwide • Member AICPA Center for Audit Quality

F-2

TRUE 2 BEAUTY, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

	March 31,
	2014	2013
ASSETS
CURRENT ASSETS:
Cash	$9,345	$19,621
Prepaid expenses	18,225	39,405
Prepaid salary to officer	—	26,666
Security deposit	636	636
Inventories	—	29,282

Total Current Assets	28,206	115,610

TOTAL ASSETS	$28,206	$115,610

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Loans payable	$20,000	$—
Deferred revenue	327	—
Accounts payable and accrued expenses	33,575	169,744
Accrued officer salary and director fees	21,250	750
Advances for common stock purchases	113,525	—
Due to shareholder	8,218	—
Due to officer	508	630

Total Current Liabilities	197,403	171,124

COMMITMENTS (Note 11)

STOCKHOLDERS’ DEFICIT:
Preferred stock ($0.001 par value; 10,000,000 shares authorized;
No shares issued or outstanding at March 31, 2014 and 2013)	—	—
Common stock, ($0.001 par value; 190,000,000 shares authorized;
31,601,531 and 27,241,331 shares issued and outstanding
at March 31, 2014 and 2013, respectively)	31,601	27,241
Additional paid-in capital	8,042,803	7,806,917
Common stock subscription receivable	—	(10,000)
Accumulated deficit	(8,243,601)	(7,879,672)

TOTAL STOCKHOLDERS’ DEFICIT	(169,197)	(55,514)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$28,206	$115,610

The accompanying notes are an integral part of these consolidated financial statements.

F-3

TRUE 2 BEAUTY, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended March 31,
	2014	2013

REVENUE	$35,240	$79,498

COST OF REVENUE	34,168	101,207

GROSS PROFIT (LOSS)	1,072	(21,709)

OPERATING EXPENSES
Compensation and related taxes	134,235	124,543
Professional fees	200,797	376,891
Impairment loss	—	220,400
Other selling, general and administrative	57,053	79,902

TOTAL OPERATING EXPENSES	392,085	801,736

LOSS FROM OPERATIONS	(391,013)	(823,445)

OTHER INCOME (EXPENSE)
Gain from settlement of accounts payable	34,594	—
Interest expense	(7,510)	—

TOTAL OTHER INCOME (EXPENSE)	27,084	—

NET LOSS	$(363,929)	$(823,445)

NET LOSS PER COMMON SHARE
Basic and diluted	$(0.01)	$(0.04)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic and diluted	29,745,802	21,466,635

The accompanying notes are an integral part of these consolidated financial statements.

F-4

TRUE 2 BEAUTY, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

For the Years Ended March 31, 2014 and 2013

						Common
	Preferred Stock		Common Stock		Additional	Stock		Total
	Number of		Number of		Paid-in	Subscription	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Receivable	Deficit	Deficit
Balance at March 31, 2012	—	$—	12,980,262	$12,980	$7,101,952	$—	$(7,056,227)	$58,705

Stock issued for purchase of assets	—	—	4,000,000	4,000	216,400	—	—	220,400

Stock issued for services	—	—	3,460,000	3,460	187,186	—	—	190,646

Stock cancelled	—	—	(152,640)	(153)	153	—	—	—

Stock sold for cash and subscription receivable	—	—	6,953,709	6,954	301,226	(10,000)	—	298,180

Net loss	—	—	—	—	—	—	(823,445)	(823,445)

Balance at March 31, 2013	—	—	27,241,331	27,241	7,806,917	(10,000)	(7,879,672)	(55,514)

Stock issued for services	—	—	1,865,000	1,865	100,896	—	—	102,761

Stock issued to settle accounts payable			2,250,000	2,250	121,725	—	—	123,975

Stock sold for cash and receipt of subscriptions receivable	—	—	145,200	145	7,855	10,000	—	18,000

Stock issued for payment of loan fees	—	—	100,000	100	5,410	—	—	5,510

Net loss	—	—	—	—	—	—	(363,929)	(363,929)

Balance at March 31, 2014	—	$—	31,601,531	$31,601	$8,042,803	$—	$(8,243,601)	$(169,197)

The accompanying notes are an integral part of these consolidated financial statements.

F-5

TRUE 2 BEAUTY, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended March 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(363,929)	$(823,445)
Adjustments to reconcile net loss to net cash
used in operating activities:
Stock-based compensation and fees	88,986	176,871
Stock issued for loan fees	5,510	—
Gain from settlement of accounts payable	(34,594)	—
Impairment of purchased assets	—	220,400
Changes in operating assets and liabilities:
Accounts receivable	—	13,133
Prepaid expense	34,955	(25,630)
Prepaid salary to officer	26,666	2,250
Inventories	29,282	98,130
Accounts payable and accrued expenses	22,400	48,455
Deferred revenue	327	—
Accrued officer salary and director fees	20,500	750
Due to shareholder	8,218	—
Due to officer	(122)	630

Net cash used in operating activities	(161,801)	(288,456)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds received from loans payable	20,000	—
Proceeds received as advance for future common stock subscriptions	113,525	—
Proceeds received from sale of stock	18,000	298,180

Net cash provided by financing activities	151,525	298,180

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(10,276)	9,724

CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR	19,621	9,897

CASH AND CASH EQUIVALENTS - END OF YEAR	$9,345	$19,621

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$—	$—
Income taxes	$—	$—

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Stock issued for future services	$82,650	$82,650
Stock issued for accounts payable	$123,975	$—
Stock issued for common stock subscription	$—	$10,000
Assets acquired in exchange for shares	$—	$220,400

The accompanying notes are an integral part of these consolidated financial statements.

F-6

TRUE 2 BEAUTY, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2014 and 2013

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

True 2 Beauty Inc. (the “Company”) was originally incorporated as Burrow Mining, Inc., a Nevada corporation, on December 11, 2006. In February 2010, the Company shifted its focus to the beauty industry and later amended its Articles of Incorporation and changed its name to its current name, True 2 Beauty, Inc., to better reflect its then new business focus.

On July 10, 2012, the Company formed a new wholly owned subsidiary True2Bid, Inc. (“True2Bid”) which was incorporated in the state of Nevada. This subsidiary’s name was changed to LegacyXChange, Inc. in December 2014. The Company continued to sell existing inventory of beauty products through May 2013 when the final inventory was sold. True2Bid operates an online e-commerce platform focus on delivering users a wide array of sports and entertainment related products that can be won in an action packed environment of a live auction.

In addition to its e-commerce platform, the Company has recently signed an eight-month agreement with Applied DNA to work together, in good faith, on a business partnership focused on using Applied DNA Sciences’ unique SigNature© DNA taggant platform, digitalDNA © software platform and other products as required for DNA marking, tracking and authentication of sports collectibles and sports memorabilia uniquely and authentically identified to an athlete (“Goods”) and offered either within an online auction exchange environment or through other means of sale.

NOTE 2 – BASIS OF PRESENTATION, GOING CONCERN AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of consolidation

The Company’s consolidated financial statements include the financial statement of its wholly-owned subsidiary, True2Bid, Inc. All intercompany accounts and transactions have been eliminated in consolidation.

Going concern

These consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business.

As reflected in the accompanying consolidated financial statements, the Company had a net loss of $363,929 and $823,445 for the years ended March 31, 2014 and 2013, respectively, and net cash used in operations of $161,801 and $288,456 for the years ended March 31, 2014 and 2013, respectively, and an accumulated deficit and stockholders’ deficit of $8,243,601 and $169,197, respectively, at March 31, 2014, and has minimal gross profit for the year ended March 31, 2014 and a gross loss for the year ended March 31, 2013. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital, implement its business plan, and generate significant revenues. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. The Company plans on raising capital through the sale of equity or debt instruments to implement its business plan. There is no assurance these plans will be realized.

Use of estimates

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Significant estimates during the years ended March 31, 2014 and 2013 include the valuation of deferred tax assets, valuation of inventories and the valuation of stock-based compensation and fees.

F-7

Fair value of financial instruments and fair value measurements

The Company adopted the guidance of Accounting Standards Codification (“ASC”) 820 for fair value measurements which clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

F-8

TRUE 2 BEAUTY, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2014 and 2013

NOTE 2 – BASIS OF PRESENTATION, GOING CONCERN AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair value of financial instruments and fair value measurements (continued)

•	Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.
•	Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.
•	Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the consolidated balance sheets for cash, loans payable, accounts payable and accrued expenses, accrued officer salary and director fees, advance for common stock purchases, due to shareholder, and due to officer approximate their fair market value based on the short-term maturity of these instruments. The Company did not have any non-financial assets or liabilities that are measured at fair value on a recurring basis as of March 31, 2014 and 2013.

ASC 825-10 “Financial Instruments”, allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable, unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding instruments.

Cash and cash equivalents

Cash and cash equivalents consist of cash and short-term highly liquid investments purchased with original maturities of three months or less. There were no cash equivalents at March 31, 2014 and 2013.

Inventories and cost of revenue

Inventories are stated at the lower of cost or market value. Cost is determined using the cost to acquire inventory and is valued using the first-in, first-out method. Any inventory adjustments are based upon management’s review of inventories on hand compared to estimated future usage and sales. At March 31, 2013, the Company wrote down the inventory to its lower of cost or market resulting in a charge to cost of revenue of $23,446. As of March 31, 2014 the Company has no inventory on hand because after May 2013 products sold were drop shipped from the Company’s vendors to the Company’s customers.

Prepaid salary to officer

Since December of 2011, Mr. William Bollander acted as the Interim Chief Executive Officer (“CEO”). In January 2012, the Company announced Mr. William Bollander as its formal CEO. Mr. Bollander was paid $100,000 per year in his capacity as the CEO until December 31, 2012. Effective January 1, 2013, the Company increased its CEO’s salary from $100,000 to $120,000 annually. As of March 31, 2014 and 2013, the prepayment of salary to CEO was $0 and $26,666, respectively, and was included as prepaid salary to officer in the accompanying consolidated balance sheets.

Deferred revenue

Deferred revenue represents revenue collected from the sale of bid packages for the Company’s online auctions but not earned as of the report date. Deferred revenue totaled $327 and $0 as of March 31, 2014 and 2013, respectively.

Common stock subscription receivable

Common stock subscription receivable represents common stock issued to investors but the corresponding payments have not yet been received as of the report date. The Company decreases the subscription receivable at the time of payment collection. At March 31, 2014 and 2013, the Company had common stock subscription receivable of $0 and $10,000, respectively.

F-9

TRUE 2 BEAUTY, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2014 and 2013

NOTE 2 – BASIS OF PRESENTATION, GOING CONCERN AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Advances for common stock purchases

Advances for common stock purchases consists of prepayments from investors for the purchased of common stock prior to the signing of a stock subscription agreement which was signed after the period end. The Company reclassified to equity the advances for common stock purchases at the time the stock subscription was signed. At March 31, 2014 and 2013, the Company had advances for common stock purchases of $113,525 and $0, respectively.

Revenue recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the purchase price is fixed or determinable and collectability is reasonably assured. The Company’s specific revenue recognition policies are as follows:

•	Product sales from the sale of beauty products by the parent entity (which ceased in May 2013) and sales of products through the subsidiary’s auction site are recognized when the product is shipped to the customer and title is transferred.

•	Under the Company’s auction program, consumers are required to purchase bid packages directly from the Company. Proceeds from the sales of bid packages are recorded as deferred revenue until recognizable as discussed below. In connection with the sale of bid packages, the Company utilized the User-based Revenue Model (“UBRM”). The UBRM is based on the presumption that the period of delivery for the bid package is the estimated average user life which was estimated by the Company to be 60 days. Consequently, revenue from the sale of bid packages is recognized ratably over the estimated user life of 60 days.

Stock-based compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

Pursuant to ASC Topic 505-50, for share-based payments to consultants and other third-parties, compensation expense is determined at the “measurement date.” The expense is recognized over the service period of the award. Until the measurement date is reached, the total amount of compensation expense remains uncertain. The Company initially records compensation expense based on the fair value of the award at the reporting date.

Income taxes

Deferred income tax assets and liabilities arise from temporary differences associated with differences between the financial statements and tax basis of assets and liabilities, as measured by the enacted tax rates, which are expected to be in effect when these differences reverse. Deferred tax assets and liabilities are classified as current or non-current, depending upon the classification of the asset or liabilities to which they relate. Deferred tax assets and liabilities not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company follows the provisions of FASB ASC 740-10 “Uncertainty in Income Taxes” (ASC 740-10). Certain recognition thresholds must be met before a tax position is recognized in the financial statements. An entity may only recognize or continue to recognize tax positions that meet a “more-likely-than-not” threshold. As of March 31, 2014 and 2013, the Company does not believe it has any uncertain tax positions that would require either recognition or disclosure in the accompanying consolidated financial statements.

F-10

Shipping costs

Shipping costs are included in other selling, general and administrative expense and totaled $4,039 and $5,680 for the years ended March 31, 2014 and 2013, respectively.

F-11

TRUE 2 BEAUTY, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2014 and 2013

NOTE 2 – BASIS OF PRESENTATION, GOING CONCERN AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Advertising

Advertising is expensed as incurred and is included in other selling, general and administrative expense and totaled $0 and $831 for the years ended March 31, 2014 and 2013, respectively.

Research and development

Expenditures for research and product development costs are expensed as incurred. The Company did not incur any research and development during the years ended March 31, 2014 and 2013.

Basic and diluted earnings per share

Pursuant to ASC 260-10-45, basic earnings per common share is computed by dividing income (loss) available to common shareholders by the weighted average number of shares of common stock outstanding for the periods presented. Diluted income per share is computed by dividing net income (loss) by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. Diluted income (loss) per share reflects the potential dilution that could occur if securities were exercised or converted into common stock or other contracts to issue common stock resulting in the issuance of common stock that would then share in the Company’s income (loss) subject to anti-dilution limitations. Potentially dilutive common shares consist of common stock issuable for stock warrants (using the treasury stock method). In period where the Company has a net loss, all potentially dilutive securities are excluded from the computation of diluted shares outstanding as they would have had an anti-dilutive impact. The following table sets forth the computation of basic and diluted earnings per share for the years ended March 31, 2014 and 2013.

	Years Ended March 31,
	2014	2013
Net loss available to common stockholders for basic and diluted net loss per share of common stock	$(363,929)	$(823,445)
Weighted average common stock outstanding – basic	29,745,802	21,466,635
Effect of dilutive securities:
Stock warrants	—	—
Weighted average common stock outstanding – diluted	29,745,802	21,466,635
Net loss per common share – basic and diluted	$(0.01)	$(0.04)

The Company’s aggregate common stock equivalents at March 31, 2014 and 2013 included the following:

	March 31, 2014	March 31, 2013
Stock warrants	733,609	718,608
Total	733,609	718,608

Related parties

Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal with if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all related party transactions. All transactions are recorded at fair value of the goods or services exchanged.

F-12

TRUE 2 BEAUTY, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2014 and 2013

NOTE 2 – BASIS OF PRESENTATION, GOING CONCERN AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent accounting pronouncements

In May 2014, the FASB issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (ASU 2014-09), which supersedes nearly all existing revenue recognition guidance under U.S. GAAP. The core principle of ASU 2014-09 is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration to which an entity expects to be entitled for those goods or services. ASU 2014-09 defines a five step process to achieve this core principle and, in doing so, more judgment and estimates may be required within the revenue recognition process than are required under existing U.S. GAAP. The standard is effective for annual periods beginning after December 15, 2016, and interim periods therein, using either of the following transition methods: (i) a full retrospective approach reflecting the application of the standard in each prior reporting period with the option to elect certain practical expedients, or (ii) a retrospective approach with the cumulative effect of initially adopting ASU 2014-09 recognized at the date of adoption (which includes additional footnote disclosures). Early adoption is not permitted. The adoption of this guidance is not expected to have a material impact on the Company’s consolidated financial statements.

In June 2014, the FASB issued Accounting Standards Update No. 2014-12, Compensation — Stock Compensation (Topic 718), Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period (a consensus of the FASB Emerging Issues Task Force) (ASU 2014-12). The guidance applies to all reporting entities that grant their employees share-based payments in which the terms of the award provide that a performance target that affects vesting could be achieved after the requisite service period. The amendments require that a performance target that affects vesting and that could be achieved after the requisite service period is treated as a performance condition. For all entities, the amendments in this Update are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. Earlier adoption is permitted. The effective date is the same for both public business entities and all other entities. The adoption of this guidance is not expected to have a material impact on the Company’s consolidated financial statements.

In August 2014, the FASB issued Accounting Standards Update No. 2014-15, Presentation of Financial Statements – Going Concern (Subtopic 205-40), Disclosure of Uncertainties about an Entities Ability to Continue as a Going Concern (ASU 2014-15). The guidance in ASU 2014-15 sets forth management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern as well as required disclosures. ASU 2014-15 indicates that, when preparing financial statements for interim and annual financial statements, management should evaluate whether conditions or events, in the aggregate, raise substantial doubt about the entity’s ability to continue as a going concern for one year from the date the financial statements are issued or are available to be issued. This evaluation should include consideration of conditions and events that are either known or are reasonably knowable at the date the financial statements are issued or are available to be issued, as well as whether it is probable that management’s plans to address the substantial doubt will be implemented and, if so, whether it is probable that the plans will alleviate the substantial doubt. ASU 2014-15 is effective for annual periods ending after December 15, 2016, and interim periods and annual periods thereafter. Early application is permitted. The adoption of this guidance is not expected to have a material impact on the Company’s consolidated financial statements.

NOTE 3 – PREPAID EXPENSES

At March 31, 2014 and 2013, prepaid expenses consisted of the following:

	March 31, 2014	March 31, 2013
Prepaid consulting fees	$13,775	$13,775
Prepaid travel and other expense	4,450	25,630
	$18,225	$39,405

F-13

NOTE 4 – LOANS PAYABLE

On November 4, 2013, the Company and an individual entered into a loan agreement, providing for the issuance of a loan in the principal amount of $10,000, with a fixed $1,000 interest and also issued the lender 50,000 common shares as a loan fee valued at $2,755 and reflected as interest expense. All principal and accrued interest were due on December 31, 2013. For the year ended March 31, 2014, interest and loan fees related to the loan totaled $3,755 were included in interest expense in the accompanying consolidated statements of operations. On April 8, 2014, the principal amount of $10,000 and all accrued and unpaid interest of the loan were settled for 249,650 shares of the Company’s common stock, resulting in a loss on settlement of $2,755.

F-14

TRUE 2 BEAUTY, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2014 and 2013

NOTE 4 – LOANS PAYABLE (continued)

On November 20, 2013, the Company and an individual entered into a loan agreement, providing for the issuance of a loan in the principal amount of $10,000, with a fixed $1,000 interest and also issued the lender 50,000 common shares as a loan fee valued at $2,755 and reflected as interest expense. All principal and accrued interest were due on December 31, 2013. For the year ended March 31, 2014, interest and loan fees related to the loan totaled $3,755 were included in interest expense in the accompanying consolidated statements of operations. On April 8, 2014, the principal amount of $10,000 and all accrued and unpaid interest of the loan were settled for 249,650 shares of the Company’s common stock, resulting in a loss on settlement of $2,755.

At March 31, 2014, the total principal for the above loan payable amounted to $20,000, which amount was included in loan payable in the accompanying consolidated balance sheets. During the year ended March 31, 2014, the total interest expense for the above two loans amounted to $7,510.

NOTE 5 – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

At March 31, 2014 and 2013, accounts payable and accrued expenses consisted of the following:

	March 31, 2014	March 31, 2013
Accrued interest	$2,000	$—
Accrued office lease payable	—	720
Accrued professional fees	12,922	156,401
Accrued payroll taxes	18,653	12,623
	$33,575	$169,744

NOTE 6 - ACCRUED OFFICER SALARY AND DIRECTOR FEES

In January 2012, the Company announced Mr. Christopher Jarvis as a member of the Board of Director. In connection with Mr. Jarvis’ employment as a director, the Company has agreed to compensate him as follows: an initial payment of $1,500 and quarterly payments of $1,500 during the term which he serves as a director of the Company. As of March 31, 2014 and 2013, the amount due to Christopher Jarvis was $6,750 and $750, respectively, and was included in accrued officer salary and director fees in the accompanying consolidated balance sheets.

As of March 31, 2014 and 2013, the accrued and unpaid CEO’s salary was $14,500 and $0, respectively, and was included in accrued officer salary and director fees in the accompanying consolidated balance sheets.

As of March 31, 2014 and 2013, accrued officer salary and director fees consisted of the following:

	March 31, 2014	March 31, 2013
Accrued director’s salary	$6,750	$750
Accrued officer salary	14,500	—
	$21,250	$750

NOTE 7 – DUE TO SHAREHOLDER

At March 31, 2014, the Company owed a shareholder $8,218 for payments made on behalf of the Company and which has been reimbursed during the period from May 2014 through October 2014.

F-15

NOTE 8 – INCOME TAXES

The Company maintains deferred tax assets and liabilities that reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The deferred tax assets at March 31, 2014 and 2013 consist of net operating loss carryforwards. The net deferred tax asset has been fully offset by a valuation allowance because of the uncertainty of the attainment of future taxable income. The items accounting for the difference between income taxes at the effective statutory rate and the provision for income taxes for the years ended March 31, 2014 and 2013 were as follows:

F-16

TRUE 2 BEAUTY, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2014 and 2013

NOTE 8 – INCOME TAXES (continued)

	Years Ended March 31,
	2014	2013
Income tax expense (benefit) at U.S. statutory rate of 34%	$(123,736)	$(279,971)
Income tax benefit - State	(18,196)	(41,172)
Non-deductible expenses	52,970	154,936
Change in valuation allowance	88,962	166,207
Total provision for income tax	$—	$—

The Company’s approximate net deferred tax asset as of March 31, 2014 and 2013 was as follows:

Deferred Tax Asset:	March 31, 2014	March 31, 2013
Net operating loss carryforward	$841,031	$752,069
Valuation allowance	(841,031)	(752,069)
Net deferred tax asset	$—	$—

The net operating loss carryforward was $2,156,489 at March 31, 2014. The Company provided a valuation allowance equal to the deferred income tax asset for the years ended March 31, 2014 and 2013 because it was not known whether future taxable income will be sufficient to utilize the loss carryforward. The increase in the allowance was $88,962 in fiscal 2014. The potential tax benefit arising from the loss carryforward will expire in 2034.

Additionally, the future utilization of the net operating loss carryforward to offset future taxable income may be subject to an annual limitation as a result of ownership changes that could occur in the future. If necessary, the deferred tax assets will be reduced by any carryforward that expires prior to utilization as a result of such limitations, with a corresponding reduction of the valuation allowance.

The Company does not have any uncertain tax positions or events leading to uncertainty in a tax position. The Company’s 2012, 2013 and 2014 Corporate Income Tax Returns are subject to Internal Revenue Service examination.

NOTE 9 – RELATED PARTY TRANSACTIONS

Due to officer

At March 31, 2014 and 2013, the Company owed Mr. William Bollander, its CEO, $508 and $630, respectively, for payments made on behalf of the Company and which has been included in Due to officer in the accompanying consolidated balance sheets.

note 10 – STOCKHOLDERS’ (DEFICIT) EQUITY

Authorized shares

The Company is authorized to issue 10,000,000 shares of its $0.001 par value preferred stock. As of March 31, 2014 and 2013, no preferred shares were issued and outstanding.

The Company is authorized to issue 190,000,000 shares of its $0.001 par value common stock. As of March 31, 2014 and 2013, 31,601,531 and 27,241,331 shares of common stock were issued and outstanding, respectively.

F-17

Common stock issued for asset purchase

On April 2, 2012, the Company issued 4,000,000 shares of common stock for the purchase of intangible assets of a beauty supply company. These common shares were valued on the grant date at their fair value of $220,400 based on recent sales price of the common stock of $0.0551 per share. In connection with issuance of these common shares, for the year ended March 31, 2013, the Company recorded the assets on the purchase date and then a full impairment loss of $220,400 at March 31, 2013.

F-18

TRUE 2 BEAUTY, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2014 and 2013

note 10 – STOCKHOLDERS’ (DEFICIT) EQUITY (continued)

Common stock issued for service

During the year ended March 31, 2013, the Company issued 3,460,000 shares of common stock for services rendered, including 100,000 shares to a board member of the Company. The shares were valued on the dates of grant at their fair value aggregating $190,646 based on the recent sales price of the common stock of $0.0551 per share. The Company recorded stock-based compensation and fees $176,871 and had a remaining prepaid expense of $13,775 at March 31, 2013, which was amortized in the fiscal year of 2014.

On December 13, 2013, the Company issued 750,000 shares of common stock to a law firm to exchange for the settlement of accounts payable of $75,919 pursuant to a settlement agreement between the Company and the law firm. The shares were valued on the date of grant at their fair value of $41,325 based on the recent sales price of the common stock of $0.0551 per share. In connection with the issuance of these common shares, the Company recognized a gain from settlement of accounts payable of $34,594 which represented the difference between accounts payable at March 31, 2013 of $75,919 for legal fees incurred and the amount of fair value of shares issued of $41,325.

In June 2013, the Company issued 1,500,000 common shares to settle accounts payable of $82,650. The shares were valued on the date of grant at their fair value of $82,650 based on the recent sales price of the common stock of $0.0551 per share. No gain or loss was recognized on this settlement.

During the year ended March 31, 2014, the Company issued 1,865,000 shares of common stock for services, including 40,000 shares to the board member, Mr. Christopher Jarvis. The shares were valued on the date of grant at their fair value of $102,761 based on recent sales price of the common stock of $0.0551 per share. The Company recorded stock-based compensation and fees of $88,986, and recorded a remaining prepaid expense of $13,775 at March 31, 2014, which was amortized in fiscal year 2015.

Common stock cancelled

On March 4, 2013, the Company cancelled a total of 152,640 shares of previously issued common stock for the payment of consulting fees since the consultant did not perform the services agreed to. In connection with the cancellation of these common shares, the Company decreased common stock by the par value of $153 with a corresponding increase in additional paid-in capital of $153.

Common stock sold for cash

During the year ended March 31, 2013, the Company sold a total of 6,953,709 shares of common stock to investors at an average price of $0.0551 per common share. The Company had received $75,000 towards the purchase of these shares as of March 31, 2012. During the fiscal year ended March 31, 2013, the Company received cash proceeds of $298,180 from the sale of the shares and had a subscription receivable of $10,000 which was collected in fiscal 2014.

During the fiscal year ended March 31, 2014, the Company sold a total of 145,200 shares of common stock at an average price of $0.0551 per common share to investors. The proceeds received by the Company from the sale of these shares were $8,000 in fiscal 2014.

Common stock issued for payment of loan fees

During the year ended March 31, 2014, the Company issued a total of 100,000 shares of common stock to two debtors for loan fees. The common shares were valued on the date of grant at their fair value of $5,510 based on recent sales price of the common stock of $0.0551per share. The $5,510 is reflected as interest expense.

F-19

Warrants

The Company issued warrants with common stock sold during 2014 and 2013. The warrants have an exercise price of $0.40 per share and expire in 5 years from issuance date.

Warrant activities for the years ended March 31, 2014 and 2013 were summarized as follows:

F-20

TRUE 2 BEAUTY, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2014 and 2013

note 10 – STOCKHOLDERS’ (DEFICIT) EQUITY (continued)

Warrants (continued)

	Number of Warrants	Weighted Average Exercise Price
Balance at March 31, 2012	—	$—
Issued	718,608	0.40
Exercised/forfeited/expired	—	—
Balance at March 31, 2013	718,608	0.40
Issued	15,001	0.40
Exercised/forfeited/expired	—	—
Balance at March 31, 2014	733,609	$0.40
Warrant exercisable at March 31, 2014	733,609	$0.40

There was no intrinsic value of the warrants as of March 31, 2014.

The following table summarizes the shares of the Company’s common stock issuable upon exercise of warrants outstanding at March 31, 2014:

Warrants Outstanding				Warrants Exercisable
Range of Exercise Price	Number Outstanding at March 31, 2014	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Exercisable at March 31, 2014	Weighted Average Exercise Price
$0.40	356,250	3.5	$0.40	356,250	$0.40
0.40	25,000	3.6	0.40	25,000	0.40
0.40	25,500	3.7	0.40	25,500	0.40
0.40	161,543	3.8	0.40	161,543	0.40
0.40	103,438	3.9	0.40	103,438	0.40
0.40	46,877	4.0	0.40	46,877	0.40
0.40	15,001	4.1	0.40	15,001	0.40
	733,609	3.7	$0.40	733,609	$0.40

NOTE 11 – CONCENTRATIONS AND COMMITMENTS

Concentrations

Concentration of credit risk

The Company maintains its cash in bank and financial institution deposits that at times may exceed federally insured limits. The Company has not experienced any losses in such accounts through March 31, 2014. There were no balances in excess of FDIC insured levels as of March 31, 2014 and 2013.

Customers

No customer accounted for 10% or more of the Company’s revenue during the years ended March 31, 2014 and 2013.

Suppliers

No supplier accounted for 10% or more of the Company’s purchase during the years ended March 31, 2014 and 2013.

F-21

TRUE 2 BEAUTY, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2014 and 2013

NOTE 11 – CONCENTRATIONS AND COMMITMENTS (continued)

Commitments

Service contracts

On June 1, 2012, the Company entered into a one-year service agreement with a one-year option for renewal with Darryl Cohen, a shareholder. The payment for Darryl Cohen’s services includes 1,500,000 shares of common stock upon his acceptance of the service agreement. If the Company acquires any business or products from any of his relationships, the Company agree to pay normal fees (to be negotiated at time of transaction) associated with such transactions, in either cash or stock. In accordance with the service agreement, the Company issued Mr. Darryl Cohen 1,500,000 shares of common stock in June 2012. The service agreement was renewed on June 1, 2013 and the Company issued Mr. Darryl Cohen 1,500,000 shares of common stock in June 2013. The term of the renewed service agreement was one year and expired on May 31, 2014. The common shares were valued at fair value using the recent sale price of the common stock on the dates of grant of $0.0551 per common share, and the Company recorded stock-based compensation of $82,650 and $68,875 for the years ended March 31, 2014 and 2013, respectively, with a prepaid fee remaining at March 31, 2014 of $13,775.

On April 5, 2014, the Company entered into a legal service agreement with Frederick M. Lehrer, Esquire (“FML”) who has agreed to perform corporate and securities related legal services for the Company. The agreement expires upon the SEC issuing an effectiveness notice for S-1. In accordance to this legal service agreement, the Company pays FML (a) a cash fee of $10,000 payable as follows (i) $2,000 upon execution of this agreement; (ii) $3,000 upon filing the S-1; (iii) $5,000 upon the SEC issuing an effectiveness notice; and (b) 200,000 shares of the Company’s common stock were issued to be issued within 20 days of the execution of this agreement. The Company made the first $2,000 cash payment in May 2014 and issued the 200,000 shares of common stock in April 2014. The common shares were valued at fair value using the recent sale price of the common stock on the date of grant of $0.0551 per common share and the Company recorded stock-based compensation and fees of $11,020 in the six months ended September 30, 2014.

On April 28, 2014, the Company entered into a service agreement with CFO Oncall Inc. In accordance to the service agreement, CFO Oncall Inc. provides the Company accounting service and the Company issued CFO Oncall Inc. 100,000 shares of common stock in April 2014. The agreement expired on October 31, 2014. The common shares were valued at fair value using the recent sale price of the common stock on the date of grant of $0.0551 per common share and the Company recorded stock-based compensation and fees of $5,510 in the six months ended September 30, 2014. On October 29, 2014, the Company entered into a new service agreement with CFO Oncall Inc., effective on November 1, 2014. In accordance to the service agreement, the service fee is $5,000 per month which is payable as follows: $3,000 in cash payable in advance of the 1st of each month, and $2,000 payable at the Company’s option in cash or the Company’s common stock.

In September 2014, the Company signed an eight-month agreement with Applied DNA to work together, in good faith, on a business partnership focused on using Applied DNA Sciences’ unique SigNature© DNA taggant platform, digitalDNA © software platform and other products as required for DNA marking, tracking and authentication of sports collectibles and sports memorabilia uniquely and authentically identified to an athlete (“Goods”) and offered either within a True2Bid online auction exchange environment or through other means of sale. The agreement requires a cash payment of $35,000 of which $10,000 has been paid, and the balance of $25,000 to be paid in two installments of $12,500 each on February 1, 2015 and June 1, 2015, respectively.

NOTE 12 – SUBSEQUENT EVENTS

During the period between April 1, 2014 and the filing date of this report, the Company sold a total of 3,365,334 shares of common stock at an average price of $0.0551 per common share to investors. The proceeds received by the Company from the sale of these shares were $185,420.

On April 8, 2014, the Company issued a total of 499,300 shares of common stock to two debtors to pay off outstanding loans payable with the principal amount of $20,000 and to pay off accrued interest of $2,000. The common shares were valued on the date of grant at their fair value of $27,510 based on recent sales price of the common stock of $0.0551 per share resulting in a loss on settlement of $5,510.

F-22

TRUE 2 BEAUTY, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2014 and 2013

NOTE 12 – SUBSEQUENT EVENTS (continued)

During the period from April 1, 2014 through the filing date of this report, the Company issued an aggregate of 1,485,000 shares of common stock for services rendered and to be rendered, including 360,000 shares to a director. The common shares were valued on the dates of grant at their fair values aggregating $81,824 based on recent sales price of the common stock of $0.0551 per share. The Company recorded prepaid expenses of $81,824 which will be amortized over the related service period. Shares issued for services included the following:

•	In July 2014, the Company granted 360,000 common shares to a director for services rendered. The common shares were valued on the date of grant at their fair value of $19,836 based on the recent sales price of $0.0551 per share. The $19,836 was expensed immediately.
•	On April 5, 2014, the Company entered into a legal service agreement with Frederick M. Lehrer, Esquire (“FML”) who has agreed to perform corporate and securities related legal services for the Company. The agreement expires upon the SEC issuing an effectiveness notice for S-1. In accordance to this legal service agreement, the Company pays FML (a) a cash fee of $10,000 payable as follows (i) $2,000 upon execution of this agreement; (ii) $3,000 upon filing the S-1; (iii) $5,000 upon the SEC issuing an effectiveness notice; and (b) 200,000 shares of the Company’s common stock, valued at fair value based on recent sales price of the common stock of $0.0551 per share and were issued within 20 days of the execution of this agreement. The Company made the first $2,000 cash payment in May 2014. The $11,020 value of the shares was expensed immediately due to the indefinite term of the agreement.
•	On April 18, 2014, the Company entered into a service agreement with Robert Grich who is a consultant of the Company. The agreement is for a term of one year and requires 100,000 of common shares and cash payment of $2,500 in total to Robert Grich. In accordance to the service agreement, the Company issued Mr. Robert Grich 100,000 shares of common stock and made cash payment of $2,500 in April 2014. The common shares were valued on the date of grant at their fair value of $5,510 based on recent sales price of the common stock of $0.0551 per share. The Company recorded prepaid expense of $5,510 in April 2014, which will be amortized in the corresponding service period.
•	On April 28, 2014, the Company entered into a service agreement with CFO Oncall Inc. In accordance to the service agreement, CFO Oncall Inc. provides the Company accounting service and the Company issued CFO Oncall Inc. 100,000 shares of common stock in April 2014. The agreement expired on October 31, 2014. On October 29, 2014, the Company entered into a new service agreement with CFO Oncall Inc., effective on November 1, 2014. In accordance to the service agreement, the service fee is $5,000 per month which is payable as follows: $3,000 in cash payable in advance of the 1st of each month, and $2,000 payable at the Company’s option in cash or the Company’s common stock. The 100,000 shares valued on the grant date at fair value of $5,510 based on recent sales price of the common stock of $0.0551. The Company expensed the $5,510 immediately since the April 2014 agreement had an indefinite term.
•	On July 1, 2014, the Company entered into a service agreement with Patrick L. Stimson who is a consultant of the Company. The agreement is for a term of two years and requires 250,000 shares of common stock. In accordance to the service agreement, the Company issued Patrick L. Stimson 250,000 shares of common stock in July 2014. The common shares were valued on the grant date at fair value of $13,775 based on recent sales price of the common stock of $0.0551 per share. The Company recorded prepaid expense of $13,775 in July 2014, which will be amortized in the corresponding service period.
•	On July 1, 2014, the Company entered into a service agreement with Ronald Ellis who is a consultant of the Company. The agreement is for a term of two years and requires 250,000 shares of common stock. In accordance to the service agreement, the Company issued Ronald Ellis 250,000 shares of common stock in July 2014. The common shares were valued on the grant date at fair value of $13,775 based on recent sales price of the common stock of $0.0551 per share. The Company recorded prepaid expense of $13,775 in July 2014, which will be amortized in the corresponding service period.
•	In June and July 2014, the Company issued an aggregate of 225,000 shares to three separate consultants valued on their grant dates at fair values aggregating $13,397 based on recent sales price of the common stock of $0.0551 per share. The Company expensed the $13,397 immediately since the shares were for either services rendered or an indefinite service term.

In September 2014, the Company signed an eight-month agreement with Applied DNA to work together, in good faith, on a business partnership focused on using Applied DNA Sciences’ unique SigNature© DNA taggant platform, digitalDNA © software platform and other products as required for DNA marking, tracking and authentication of sports collectibles and sports memorabilia uniquely and authentically identified to an athlete (“Goods”) and offered either within a True2Bid online auction exchange environment or through other means of sale. The agreement requires a cash payment of $35,000.

F-23

TRUE 2 BEAUTY, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2014 and 2013

NOTE 12 – SUBSEQUENT EVENTS (continued)

In October and November 2014, the Company and 7 investors (the “Investors”) entered into convertible promissory note agreements, providing the issuance of a 10% convertible promissory notes (the “Convertible Notes”) with an aggregate principal amount of $400,000. The Convertible Notes are due and payable on the third anniversary of the date of issuance through October 2017. The Investors are entitled, at their option, at any time after the issuance of these Convertible Notes, to convert all or any lesser portion of the outstanding principal amount and accrued but unpaid interest into the Company’s common stock at a conversion price for each share of common stock equal to $0.02. The conversion price of the Convertible Notes shall be subject to adjustment for issuances of common stock at a purchase price of less than the then-effective conversion price. In the event a registration statement is not filed by either the Company within 60 days following the completion of this Offering, or the full amount of Conversion Shares are not included in the first registration statement filed by either entity, or if such registration statement including the Conversion Shares is not declared effective within 180 days following the completion of the Offering, the Convertible Notes shall then be convertible at the option of the Holder into shares of the common stock, par value $.001 per share, of the Company at a conversion price equal to the lesser of $0.02 per share or a 25% discount to the average closing bid price of the Parent Company’s stock for the five days immediately prior to the day upon which the Company receives a written conversion notice from the Holder for any portion of the Notes. The Penalty Conversion shall remain in effect until such time as a registration statement from the Company, including the Conversion Shares is declared effective by the SEC. In connection with the issuance of these Convertible Notes above, the Company determined that the terms of the Convertible Notes include a down-round provision under which the conversion price and exercise price could be affected by future equity offerings undertaken by the Company or contain terms that are not fixed monetary amounts at inception. Accordingly, under the provisions of FASB ASC Topic No. 815-40, “Derivatives and Hedging – Contracts in an Entity’s Own Stock”, the embedded conversion option contained in the convertible instruments were accounted for as a derivative liabilities at the date of issuance and shall be adjusted to fair value through earnings at each reporting date. The fair value of the embedded conversion option derivatives was determined using the Binomial Option Pricing Model. On the initial measurement date, the fair value of the embedded conversion option derivative of $419,000 was recorded as a derivative liability and was allocated as a debt discount up to the proceeds of the notes ($383,125) with the remainder ($35,875) charged to current period operations as initial derivative expense. Any gains and losses recorded from changes in the fair value of the liability for derivative contract was recorded as a component of other income/(expense) in the accompanying consolidated statements of operations.

The fair value of the initial derivative liabilities were estimated using the Binomial option-pricing model with the following assumptions:

Dividend rate	0
Term (in years)	3.0 years
Volatility	175% to 188%
Risk-free interest rate	0.73% to 1.10%

F-24

TRUE 2 BEAUTY INC.

QUARTERLY REPORT

December 31, 2014

F-1

TRUE 2 BEAUTY, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2014	March 31, 2014
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$148,831	$9,345
Prepaid expenses	22,998	18,225
Security deposit	—	636

Total Current Assets	171,829	28,206

TOTAL ASSETS	$171,829	$28,206

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$75,021	$33,575
Accrued officer salary and director fees	10,050	21,250
Advances for common stock purchases	—	113,525
Due to shareholders	—	8,218
Due to officer	170	508
Derivative liabilities	970,000	—
Loans payable	—	20,000
Deferred revenue	—	327

Total Current Liabilities	1,055,241	197,403

Convertible notes payable, net of discount	38,160	—

TOTAL LIABILITIES	1,093,401	197,403

COMMITMENTS (Note 11)

STOCKHOLDERS' DEFICIT:
Preferred stock ($0.001 par value; 10,000,000 shares authorized; No share issued or outstanding at December 31, 2014 and March 31, 2014)	—	—
Common stock, ($0.001 par value; 190,000,000 shares authorized; 36,951,165 and 31,601,531 shares issued and outstanding at December 31, 2014 and March 31, 2014, respectively)	36,951	31,601
Additional paid-in capital	8,332,206	8,042,803
Accumulated deficit	(9,290,729)	(8,243,601)

TOTAL STOCKHOLDERS’ DEFICIT	(921,572)	(169,197)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$171,829	$28,206

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-2

TRUE 2 BEAUTY, INC. AND SUBSIDIARY
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended December 31,		For the Nine Months Ended December 31,
	2014	2013	2014	2013

REVENUE, NET	$79	$135	$437	$35,960

COST OF REVENUE	690	829	2,226	33,938

GROSS (LOSS) PROFIT	(611)	(694)	(1,789)	2,022

OPERATING EXPENSES
Compensation and related taxes	36,325	31,500	122,887	96,704
Professional fees	149,887	33,297	244,151	138,362
Other selling, general and administrative	34,227	10,917	56,938	39,746

TOTAL OPERATING EXPENSES	220,439	75,714	423,976	274,812

LOSS FROM OPERATIONS	(221,050)	(76,408)	(425,765)	(272,790)

OTHER INCOME (EXPENSE)
Interest expense	(28,978)	(4,755)	(28,978)	(4,755)
Initial derivative expense	(35,875)	—	(35,875)	—
Loss from change in fair value of derivative liabilities	(551,000)	—	(551,000)	—
Loss on settlement of loans	—	—	(5,510)	—

TOTAL OTHER INCOME (EXPENSE)	(615,853)	(4,755)	(621,363)	(4,755)

NET LOSS	$(836,903)	$(81,163)	$(1,047,128)	$(277,545)

NET LOSS PER COMMON SHARE
Basic and diluted	$(0.02)	$(0.00)	$(0.03)	$(0.01)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic and diluted	36,951,165	30,614,574	35,879,354	29,204,473

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-3

TRUE 2 BEAUTY, INC. AND SUBSIDIARY
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT
For the Nine Months Ended December 31, 2014

	Preferred Stock		Common Stock		Additional		Total
	Number of		Number of		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance at March 31, 2014	—	$—	31,601,531	$31,601	$8,042,803	$(8,243,601)	$(169,197)

Stock issued for services	—	—	1,485,000	1,485	80,338	—	81,823

Stock sold for cash	—	—	3,365,334	3,365	182,055	—	185,420

Stock issued for loan settlements	—	—	499,300	500	27,010	—	27,510

Net loss	—	—	—	—	—	(1,047,128)	(1,047,128)

Balance at December 31, 2014 (unaudited)	—	$—	36,951,165	$36,951	$8,332,206	$(9,290,729)	$(921,572)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-4

TRUE 2 BEAUTY, INC. AND SUBSIDIARY
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Nine Months Ended December 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,047,128)	$(277,545)
Adjustments to reconcile net loss to net cash
used in operating activities:
Stock-based compensation and fees	59,554	53,171
Loss on settlement of loans	5,510	—
Amortization of debt discount	21,285	—
Initial fair value of derivative liabilities	35,875	—
Loss from change in fair value of derivative liabilities	551,000	—
Changes in operating assets and liabilities:
Prepaid expenses	17,496	23,082
Prepaid salary to officer	—	26,666
Security deposit	636	—
Inventories	—	29,282
Bank overdraft	—	13
Accounts payable and accrued expenses	43,446	3,448
Deferred revenue	(327)	—
Accrued officer salary and director fees	(11,200)	15,700
Due to shareholders	(8,218)	10,503
Due to officer	(338)	(142)

Net cash used in operating activities	(332,409)	(115,822)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds received from common stock subscription	—	59,525
Proceeds received from convertible notes	400,000	—
Proceeds received from loans payable	—	20,000
Proceeds received from sale of stock	71,895	18,000

Net cash provided by financing activities	471,895	97,525

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	139,486	(18,297)

CASH AND CASH EQUIVALENTS - beginning of period	9,345	19,621

CASH AND CASH EQUIVALENTS - end of period	$148,831	$1,324

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$—	$—
Income taxes	$—	$—

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Stock issued for future services	$33,060	$82,650
Stock issued for accounts payable	$—	$158,569
Stock issued for loans' principal	$20,000	$—
Stock issued for accrued interest	$2,000	$—
Stock issued for common stock subscription advances	$113,525	$—

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-5

TRUE 2 BEAUTY INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

True 2 Beauty, Inc. (the “Company”) was originally incorporated as Burrow Mining, Inc., a Nevada corporation, on December 11, 2006. In February 2010, the Company shifted its focus to the beauty industry and later amended its Articles of Incorporation and changed its name to True 2 Beauty, Inc., to better reflect its new business focus.

On July 10, 2012, the Company formed a new wholly owned subsidiary True2Bid, Inc. (“True2Bid”) which was incorporated in the state of Nevada. This subsidiary’s name was changed to LegacyXChange, Inc. (“LegacyXChange”) in December 2014. The Company continued to sell existing inventory of beauty products through May 2013 when the final inventory was sold. LegacyXChange operates an online e-commerce platform focus on delivering users a wide array of sports and entertainment related products that can be won in an action packed environment of a live auction.

In addition to its e-commerce platform, the Company has recently signed an agreement with Applied DNA to work together, in good faith, on a business partnership focused on using Applied DNA Sciences’ unique SigNature© DNA taggant platform, digitalDNA © software platform and other products as required for DNA marking, tracking and authentication of sports collectibles and sports memorabilia uniquely and authentically identified to an athlete (“Goods”) and offered either within a LegacyXChange online auction exchange environment or through other means of sale.

NOTE 2 – BASIS OF PRESENTATION, GOING CONCERN AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

Management acknowledges its responsibility for the preparation of the accompanying unaudited condensed consolidated financial statements which reflect all adjustments, consisting of normal recurring adjustments, considered necessary in its opinion for a fair statement of its consolidated financial position and the consolidated results of its operations for the periods presented. The accompanying unaudited condensed consolidated financial statements include the financial statement of its wholly-owned subsidiary, LegacyXChange, Inc. All intercompany accounts and transactions have been eliminated in consolidation. The accompanying unaudited condensed consolidated financial statements for True 2 Beauty Inc. and its subsidiary have been prepared in accordance with accounting principles generally accepted in the United States of America (the “U.S. GAAP”) for interim financial information and with the instructions Article 8-03 of Regulation S-X. Operating results for interim periods are not necessarily indicative of results that may be expected for the fiscal year as a whole. These unaudited condensed consolidated financial statements should be read in conjunction with the summary of significant accounting policies and notes to the consolidated financial statements for the years ended March 31, 2014 and 2013 included in the Company’s Form S-1, amendment No. 2.

Going concern

These unaudited condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business.

As reflected in the accompanying unaudited condensed consolidated financial statements, the Company had a net loss of $1,047,128 and $277,545 for the nine months ended December 31, 2014 and 2013, respectively, and net cash used in operations of $332,409 and $115,822 for the nine months ended December 31, 2014 and 2013, respectively. Additionally, the Company had an accumulated deficit, a stockholders’ deficit and a working capital deficit of $9,290,729, $921,572 and $883,412, respectively, at December 31, 2014, has a gross loss for the nine months ended December 31, 2014 and has minimal gross profit for the nine months ended December 31, 2013. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital, implement its business plan, and generate significant revenues. The unaudited condensed consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. The Company plans on raising capital through the sale of equity or debt instruments to implement its business plan. There is no assurance these plans will be realized.

F-6

TRUE 2 BEAUTY INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014

NOTE 2 – BASIS OF PRESENTATION, GOING CONCERN AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of estimates

The preparation of the unaudited condensed consolidated financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Significant estimates during the nine months ended December 31, 2014 and 2013 include the valuation of deferred tax assets, derivative liabilities and the valuation of stock-based compensation and fees.

Fair value of financial instruments and fair value measurements

The Company adopted the guidance of Accounting Standards Codification (“ASC”) 820 for fair value measurements which clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

•	Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.
•	Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.
•	Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the unaudited condensed consolidated balance sheets for cash, loans payable, accounts payable and accrued expenses, accrued officer salary and director fees, advances for common stock purchases, due to shareholders, and due to officer approximate their fair market value based on the short-term maturity of these instruments.

The following table reflects changes for the nine months ended December 31, 2014 for all financial assets and liabilities categorized as Level 3 as of December 31, 2014.

Liabilities:
Balance of derivative liabilities as of March 31, 2014	$—
Initial fair value of derivative liabilities attributable to conversion feature	419,000
Loss from change in the fair value of derivative liabilities	551,000
Balance of derivative liabilities as of December 31, 2014	$970,000

ASC 825-10 “Financial Instruments”, allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable, unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding instruments.

Cash and cash equivalents

Cash and cash equivalents consist of cash and short-term highly liquid investments purchased with original maturities of three months or less. There were no cash equivalents at December 31, 2014 and March 31, 2014.

Inventories and cost of revenue

Inventories are stated at the lower of cost or market value. Cost is determined using the cost to acquire inventory and is valued using the first-in, first-out method. Any inventory adjustments are based upon management’s review of inventories on hand compared to estimated future usage and sales. The Company has no inventory on hand as of December 31, 2014 because after May 2013 products sold are drop shipped from the Company’s vendors to the Company’s customers.

F-7

TRUE 2 BEAUTY INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014

NOTE 2 – BASIS OF PRESENTATION, GOING CONCERN AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Deferred revenue

Deferred revenue represents revenue collected from the sale of bid packages for the Company’s online auctions but not earned as of the report date. Deferred revenue totaled $0 and $327 as of December 31, 2014 and March 31, 2014, respectively.

Advances for common stock purchases

Advances for common stock purchases consist of prepayments from investors for the purchase of common stock prior to the signing of a stock subscription agreement which was signed after the period end. The Company reclassified to equity the advances for common stock purchases at the time the stock subscription was signed. At December 31, 2014 and March 31, 2014, the Company had advances for common stock purchases of $0 and $113,525, respectively.

Revenue recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the purchase price is fixed or determinable and collectability is reasonably assured. The Company’s specific revenue recognition policies are as follows:

●	Product sales from the sale of beauty products by the parent company (which ceased in May 2013) and sales of products through the subsidiary auction web-site are recognized when the product is shipped to the customer and title is transferred.

●	To participate in the Company’s auction program, consumers are required to purchase bid packages directly from the Company. Proceeds from the sales of bid packages are recorded as deferred revenue until recognizable as discussed below. In connection with the sale of bid packages, the Company utilized the User-based Revenue Model (“UBRM”). The UBRM is based on the presumption that the period of delivery for the bid package is the estimated average user life which was estimated by the Company to be 60 days. Consequently, revenue from the sale of bid packages is recognized ratably over the estimated user life of 60 days.

Stock-based compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

Pursuant to ASC Topic 505-50, for share-based payments to consultants and other third-parties, compensation expense is determined at the “measurement date.” The expense is recognized over the service period of the award. Until the measurement date is reached, the total amount of compensation expense remains uncertain. The Company initially records compensation expense based on the fair value of the award at the reporting date.

Income taxes

Deferred income tax assets and liabilities arise from temporary differences associated with differences between the financial statements and tax basis of assets and liabilities, as measured by the enacted tax rates, which are expected to be in effect when these differences reverse. Deferred tax assets and liabilities are classified as current or non-current, depending upon the classification of the asset or liabilities to which they relate. Deferred tax assets and liabilities not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company follows the provisions of FASB ASC 740-10 “Uncertainty in Income Taxes” (ASC 740-10). Certain recognition thresholds must be met before a tax position is recognized in the financial statements. An entity may only recognize or continue to recognize tax positions that meet a “more-likely-than-not” threshold. As of December 31, 2014 and March 31, 2014, the Company does not believe it has any uncertain tax positions that would require either recognition or disclosure in the accompanying unaudited condensed consolidated financial statements.

F-8

TRUE 2 BEAUTY INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014

NOTE 2 – BASIS OF PRESENTATION, GOING CONCERN AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Shipping costs

Shipping costs are included in other selling, general and administrative expense and totaled $142 and $4,040 for the nine months ended December 31, 2014 and 2013, respectively.

Advertising

Advertising is expensed as incurred and is included in other selling, general and administrative expense. The Company did not incur any advertising expense for the nine months ended December 31, 2014 and 2013.

Research and development

Expenditures for research and product development costs are expensed as incurred. The Company did not incur any research and development during the nine months ended December 31, 2014 and 2013.

Basic and diluted earnings per share

Pursuant to ASC 260-10-45, basic earnings per common share is computed by dividing income (loss) available to common shareholders by the weighted average number of shares of common stock outstanding for the periods presented. Diluted income per share is computed by dividing net income (loss) by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. Diluted income (loss) per share reflects the potential dilution that could occur if securities were exercised or converted into common stock or other contracts to issue common stock resulting in the issuance of common stock that would then share in the Company’s income (loss) subject to anti-dilution limitations. Potentially dilutive common shares consist of common stock issuable for stock warrants (using the treasury stock method). In period where the Company has a net loss, all potentially dilutive securities are excluded from the computation of diluted shares outstanding as they would have had an anti-dilutive impact. The following table sets forth the computation of basic and diluted earnings per share for the nine months ended December 31, 2014 and 2013.

	Three Months Ended December 31,		Nine Months Ended December 31,
	2014	2013	2014	2013
Net loss for basic and diluted net loss per share of common stock	$(836,903)	$(81,163)	$(1,047,128)	$(277,545)
Weighted average common stock outstanding - basic	36,951,165	30,614,574	35,879,354	29,204,473
Effect of dilutive securities:
Stock warrants	—	—	—	—
Weighted average common stock outstanding - diluted	36,951,165	30,614,574	35,879,354	29,204,473
Net loss per common share - basic and diluted	$(0.02)	$(0.00)	$(0.03)	$(0.01)

The Company’s aggregate common stock equivalents at December 31, 2014 and 2013 included the following:

	December 31, 2014	December 31, 2013
Stock warrants	1,048,315	733,609
Total	1,048,315	733,609

Related parties

Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal with if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all related party transactions. All transactions are recorded at fair value of the goods or services exchanged.

F-9

TRUE 2 BEAUTY INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014

NOTE 3 – PREPAID EXPENSES

At December 31, 2014 and March 31, 2014, prepaid expenses consisted of the following:

	December 31, 2014	March 31, 2014
Prepaid consulting fees	$22,998	$13,775
Prepaid travel and other expense	—	4,450
	$22,998	$18,225

NOTE 4 – LOANS PAYABLE

On November 4, 2013, the Company and an individual entered into a loan agreement, providing for the issuance of a loan in the principal amount of $10,000. The loan was due on December 31, 2013. On April 8, 2014, the principal amount of $10,000 and all accrued and unpaid interest of the loan were settled for 249,650 shares of the Company’s common stock, resulting in a loss on settlement of $2,755.

On November 20, 2013, the Company and an individual entered into a loan agreement, providing for the issuance of a loan in the principal amount of $10,000. The loan was due on December 31, 2013. On April 8, 2014, the principal amount of $10,000 and all accrued and unpaid interest of the loan were settled for 249,650 shares of the Company’s common stock, resulting in a loss on settlement of $2,755.

At December 31, 2014 and March 31, 2014, the total principal for the above loans payable amounted to $0 and $20,000, respectively, which amount was included in loans payable in the accompanying consolidated balance sheets. During the nine months ended December 31, 2014, the total loss on settlement of the above two loans amounted to $5,510 which was included in loss on settlement of loans in the accompanying unaudited condensed consolidated statements of operations (See Note 10).

NOTE 5 – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

At December 31, 2014 and March 31, 2014, accounts payable and accrued expenses consisted of the following:

	December 31, 2014	March 31, 2014
Accrued interest	$7,693	$2,000
Accrued professional fees	41,124	12,922
Accrued payroll taxes	26,204	18,653
	$75,021	$33,575

NOTE 6 - ACCRUED OFFICER SALARY AND DIRECTOR FEES

In January 2012, the Company selected a member of the Board of Director. In connection with the director’s employment, the Company has agreed to compensate him as follows: an initial payment of $1,500 and quarterly payments of $1,500 during the term which he serves as a director of the Company. As of December 31, 2014 and March 31, 2014, the amount due to the director was $4,250 and $6,750, respectively, and was included in accrued officer salary and director fees in the accompanying unaudited condensed consolidated balance sheets.

As of December 31, 2014 and March 31, 2014, the accrued and unpaid CEO’s salary was $5,800 and $14,500, respectively, and was included in accrued officer salary and director fees in the accompanying unaudited condensed consolidated balance sheets.

At December 31, 2014 and March 31, 2014, accrued officer salary and director fees consisted of the following:

	December 31, 2014	March 31, 2014
Accrued director’s salary	$4,250	$6,750
Accrued officer’s salary	5,800	14,500
	$10,050	$21,250

F-10

TRUE 2 BEAUTY INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014

NOTE 7 – DUE TO SHAREHOLDERS

At December 31, 2014 and March 31, 2014, the Company owed two shareholders $0 and $8,218 for payments made on behalf of the Company and which have been reimbursed by October 2014.

NOTE 8 – RELATED PARTY TRANSACTIONS

Due to officer

At December 31, 2014 and March 31, 2014, the Company owed Mr. William Bollander, its CEO, $170 and $508, respectively, for payments made on behalf of the Company and which has been included in Due to officer in the accompanying unaudited condensed consolidated balance sheets.

NOTE 9 – CONVERTIBLE NOTES PAYABLE

In October and November 2014, the Company and 7 investors (the “Investors”) entered into convertible promissory note agreements, providing the issuance of a 10% convertible promissory notes (the “Convertible Notes”) with an aggregate principal amount of $400,000. The Convertible Notes are due and payable on the third anniversary of the date of issuance through October 2017. The Investors are entitled, at their option, at any time after the issuance of these Convertible Notes, to convert all or any lesser portion of the outstanding principal amount and accrued but unpaid interest into the Company’s common stock at a conversion price for each share of common stock equal to $0.02. The conversion price of the Convertible Notes shall be subject to adjustment for issuances of common stock at a purchase price of less than the then-effective conversion price. In the event a registration statement is not filed by either the Company within 60 days following the completion of this Offering, or the full amount of Conversion Shares are not included in the first registration statement filed by either entity, or if such registration statement including the Conversion Shares is not declared effective within 180 days following the completion of the Offering, the Convertible Notes shall then be convertible at the option of the Holder into shares of the common stock, par value $.001 per share, of the Company at a conversion price equal to the lesser of $0.02 per share or a 25% discount to the average closing bid price of the Parent Company’s stock for the five days immediately prior to the day upon which the Company receives a written conversion notice from the Holder for any portion of the Notes. The Penalty Conversion shall remain in effect until such time as a registration statement from the Company, including the Conversion Shares is declared effective by the SEC. In connection with the issuance of these Convertible Notes above, the Company determined that the terms of the Convertible Notes include a down-round provision under which the conversion price and exercise price could be affected by future equity offerings undertaken by the Company or contain terms that are not fixed monetary amounts at inception. Accordingly, under the provisions of FASB ASC Topic No. 815-40, “Derivatives and Hedging – Contracts in an Entity’s Own Stock”, the embedded conversion option contained in the convertible instruments were accounted for as a derivative liabilities at the date of issuance and shall be adjusted to fair value through earnings at each reporting date. The fair value of the embedded conversion option derivatives was determined using the Binomial Option Pricing Model. On the initial measurement date, the fair value of the embedded conversion option derivative of $419,000 was recorded as a derivative liability and was allocated as a debt discount up to the proceeds of the notes ($383,125) with the remainder ($35,875) charged to current period operations as initial derivative expense. Any gains and losses recorded from changes in the fair value of the liability for derivative contract was recorded as a component of other income/(expense) in the accompanying consolidated statements of operations.

The fair value of the derivative liabilities were estimated using the Binomial option-pricing model with the following assumptions:

Dividend rate	0
Term (in years)	2.8 to 3.0 years
Volatility	175% to 188%
Risk-free interest rate	0.73% to 1.10%

At December 31, 2014, and on the initial measurements of the derivative liabilities, the Company valued the embedded conversion option derivative liabilities resulting in a loss from change in fair value of derivative liabilities of $551,000 for the nine months ended December 31, 2014. For the nine months ended December 31, 2014, amortization of debt discounts related to these convertible notes amounted to $21,285, which has been included in interest expense on the accompanying consolidated statements of operations.

At December 31, 2014 and March 31, 2014, convertible promissory notes consisted of the following:

F-11

TRUE 2 BEAUTY INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014

NOTE 9 – CONVERTIBLE NOTES PAYABLE (continued)

	December 31, 2014	March 31, 2014
Principal amount	$400,000	$—
Less: unamortized debt discount	(361,840)	—
Convertible notes payable, net	$38,160	$—

note 10 – STOCKHOLDERS’ DEFICIT

Authorized shares

The Company is authorized to issue 10,000,000 shares of its $0.001 par value preferred stock. As of December 31, 2014 and March 31, 2014, no shares were issued and outstanding.

The Company is authorized to issue 190,000,000 shares of its $0.001 par value common stock. As of December 31, 2014 and March 31, 2014, 36,951,165 and 31,601,531 shares of common stock were issued and outstanding, respectively.

Common stock issued for services

During the nine months ended December 31, 2014, the Company issued 1,485,000 shares of common stock for services, including 360,000 shares to a board member of the Company. The shares were valued on the grant date at their fair value of $81,823 based on the recent sales price of the common stock of $0.0551 per share. The Company concluded that the fair value of the equity instruments issued in a share-based payment transaction was a more reliable fair value than the fair value of goods or services received. The Company recorded stock-based compensation and fees of $59,554 and had a remaining prepaid expense of $22,269 at December 31, 2014, which will be amortized over the remaining service periods.

Common stock sold for cash

During the nine months ended December 31, 2014, the Company sold a total of 3,365,334 shares of common stock at an average price of $0.0551 per common share to investors for a total of $185,420. During the nine months ended December 31, 2014, the Company received cash proceeds of $71,895 from the sale of these shares and decreased advances for common stock purchases of $113,525.

Common stock issued for loan settlements

During the nine months ended December 31, 2014, the Company issued a total of 499,300 shares of common stock, valued on the grant date at their fair value of $27,510 based on the recent sales price of the common stock of $0.0551 per share. These shares were issued in settlement of $20,000 in principal and $2,000 of interest, resulting in a loss on settlement of $5,510 which is reflected in Other Expense in the accompanying unaudited consolidated statement of operations.

Warrants

The Company issued warrants with common stock during the nine months ended December 31, 2014. The warrants have an exercise price of $0.40 per share and expire in 5 years from issuance date. Warrant activities for the nine months ended December 31, 2014 was as follows:

	Number of Warrants	Weighted Average Exercise Price
Balance at March 31, 2014	733,609	$0.40
Issued	314,706	0.40
Exercised/forfeited/expired	—	—
Balance at December 31, 2014	1,048,315	$0.40
Warrant exercisable at December 31, 2014	1,048,315	$0.40

There was no intrinsic value of the warrants as of December 31, 2014.

F-12

TRUE 2 BEAUTY INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014

note 10 – STOCKHOLDERS’ DEFICIT (continued)

Warrants (continued)

The following table summarizes the shares of the Company’s common stock issuable upon exercise of warrants outstanding at December 31, 2014:

Warrants Outstanding				Warrants Exercisable
Range of Exercise Price	Number Outstanding at December 31, 2014	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Exercisable at December 31, 2014	Weighted Average Exercise Price
$0.40	125,000	2.7	$0.40	125,000	$0.40
0.40	256,250	2.8	0.40	256,250	0.40
0.40	12,500	2.9	0.40	12,500	0.40
0.40	46,105	3.0	0.40	46,105	0.40
0.40	231,876	3.1	0.40	231,876	0.40
0.40	46,877	3.2	0.40	46,877	0.40
0.40	14,063	3.3	0.40	14,063	0.40
0.40	938	3.4	0.40	938	0.40
0.40	39,412	4.3	0.40	39,412	0.40
0.40	273,419	4.4	0.40	273,419	0.40
0.40	1,875	4.5	0.40	1,875	0.40
	1,048,315	3.6	$0.40	1,048,315	$0.40

NOTE 11 – CONCENTRATIONS AND COMMITMENTS

Concentrations

Concentration of credit risk

The Company maintains its cash in bank and financial institution deposits that at times may exceed federally insured limits. The Company has not experienced any losses in such accounts through December 31, 2014. There were no balances in excess of FDIC insured levels as of December 31, 2014 and March 31, 2014.

Customers

No customer accounted for 10% or more of the Company’s revenue during the nine months ended December 31, 2014 and 2013.

Suppliers

No supplier accounted for 10% or more of the Company’s purchase during the nine months ended December 31, 2014 and 2013.

Commitments

Service contracts

On April 5, 2014, the Company entered into a legal service agreement with a legal firm who has agreed to perform corporate and securities related legal services for the Company. The agreement expires upon the SEC issuing an effectiveness notice for S-1. In accordance to this legal service agreement, the Company pays the legal firm (a) a cash fee of $10,000 payable as follows (i) $2,000 upon execution of this agreement; (ii) $3,000 upon filing the S-1; (iii) $5,000 upon the SEC issuing an effectiveness notice; and (b) 200,000 shares of the Company’s common stock were issued to be issued within 20 days of the execution of this agreement. The Company made the first $2,000 cash payment in May 2014 and issued the 200,000 shares of common stock in April 2014. The common shares were valued at fair value using the recent sale price of the common stock on the date of grant of $0.0551 per common share and the Company recorded stock-based compensation and fees of $11,020 in the nine months ended December 31, 2014. (See Note 10 Common Stock Issued for Service)

F-13

TRUE 2 BEAUTY INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014

NOTE 11 – CONCENTRATIONS AND COMMITMENTS (continued)

Commitments (continued)

Service contracts (continued)

On April 28, 2014, the Company entered into a service agreement with an accounting company. In accordance to the service agreement, the accounting company provides the Company accounting service and the Company issued the accounting company 100,000 shares of common stock in April 2014. The agreement expired on October 31, 2014. The common shares were valued at fair value using the recent sale price of the common stock on the date of grant of $0.0551 per common share and the Company recorded stock-based compensation and fees of $5,510 in the nine months ended December 31, 2014.The Company entered into a new service agreement with the accounting company effective on November 1, 2014. In accordance to the service agreement, the service fee is $5,000 per month which is payable as follows: $3,000 in cash payable in advance of the 1st of each month, and $2,000 payable at the Company’s option in cash or the Company’s common stock. (See Note 10 – Common Stock Issued for Service)

In September 2014, the Company signed an eight-month agreement with Applied DNA to work together, in good faith, on a business partnership focused on using Applied DNA Sciences’ unique SigNature© DNA taggant platform, digitalDNA © software platform and other products as required for DNA marking, tracking and authentication of sports collectibles and sports memorabilia uniquely and authentically identified to an athlete (“Goods”) and offered either within a True2Bid online auction exchange environment or through other means of sale. The agreement requires a cash payment of $35,000, of which $10,000 has been paid and the balance of $25,000 shall be paid in two payments of $12,500 each on February 1, 2015 and June 1, 2015. However, there has been no development pursuant to the three phases as defined in the agreement and, accordingly, the Company believes an obligation does not exist and does not intend to pay these installments until the milestones are reached.

F-14

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following is an estimate of the expenses that will be incurred by us in connection with the issuance and distribution of the securities being registered.

SEC Registration Fee	$60.42
Accounting Fees and Expenses*	$3,000.00
Legal Fees and Expenses*	$10,000.00
Blue Sky Fees and Expenses*	$0.00
Printing and Engraving*	$2,000.00
Miscellaneous*	$0.00
Total Estimated Expenses*	$15,060.42

*Estimated

Item 14. Indemnification of Directors and Officers

Section 78.138 of the Nevada Revised Statutes provides that a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that (1) his act or failure to act constituted a breach of his fiduciary duties as a director or officer and (2) his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

This provision is intended to afford directors and officer’s protection against and to limit their potential liability for monetary damages resulting from suits alleging a breach of the duty of care by a director or officer. As a consequence of this provision, our stockholders will be unable to recover monetary damages against directors or officers for action taken by them that may constitute negligence or gross negligence in performance of their duties unless such conduct falls within one of the foregoing exceptions. The provision, however, does not alter the applicable standards governing a director’s or officer’s fiduciary duty and does not eliminate or limit our right or any stockholder to obtain an injunction or any other type of non-monetary relief in the event of a breach of fiduciary duty.

II-1

Item 15. Recent Sales of Unregistered Securities

On January 31, 2012, in connection with our recapitalization, we issued 6,500,000 founder shares to our co-founder, William Bollander and 4,000,000 founder shares to our co-founder, Darryl Cohen or his assignees. These common shares were valued at par value of $0.001.

On April 2, 2012, we issued 4,000,000 shares of common stock to Darryl Cohen for the purchase of intangible assets of a beauty supply company. These common shares were valued on the grant date at fair value of $220,400 based on the recent sales price of the common stock of $0.0551 per share.

During the year ended March 31, 2013, we sold a total of 6,953,709 shares of common stock to investors at an average price of $0.0551 per common share. The Company had received $75,000 towards the purchase of these shares as of March 31, 2012. During the fiscal year ended March 31, 2013, we received cash proceeds of $298,180 from the sale of the shares and had a subscription receivable of $10,000, which was collected in fiscal 2014. In conjunction with the issuance of these common shares, the Company also issued 718,608 warrants at a weighted average exercise price of $0.40, none of which have been exercised.

During the year ended March 31, 2013, we issued 3,460,000 shares of common stock for services rendered, including 100,000 shares to a Chris Jarvis, a board member of the Company, 1,500,000 common shares to Darryl Cohen, 800,000 shares to Jason Trawlick, 500,000 shares to Steve Shorr, 60,000 shares to Joseph Dimicco, and 500,000 shares to Mirador Consulting LLC. These shares were valued on the grant dates at their fair value of $190,646 based on the recent sales price of the common stock of $0.0551 per share.

In June 2013, we issued 1,500,000 common shares to Undiscovered Equities, Inc. to settle accounts payable of $82,650. The shares were valued on the grant date at their fair value of $82,650 based on the recent sales price of the common stock of $0.0551 per share. No gain or loss was recognized on this settlement.

On December 13, 2013, we issued 750,000 shares of common stock to a law firm, Davidoff, Hutcher & Citron, LLP in exchange for the settlement of accounts payable of $75,919 pursuant to a settlement agreement between us and the law firm. The shares were valued on the grant date at their fair value of $41,325 based on the recent sales price of the common stock of $0.0551 per share.

During the year ended March 31, 2014, we issued 1,865,000 shares of common stock for services, including 40,000 shares to the board member, Mr. Christopher Jarvis, 1,500,000 shares to Darryl Cohen, and 325,000 shares to Green Baron Ventures, Inc. The shares were valued on the grant dates at their fair values aggregating $102,761 based on the recent sales price of the common stock of $0.0551 per share.

During the fiscal year ended March 31, 2014, we sold a total of 145,200 shares of common stock at an average price of $0.0551 per common share to investors. The proceeds received by us from the sale of these common shares were $8,000 in fiscal 2014. In conjunction with the issuance of these common shares, the Company also issued 15,001 warrants at a weighted average exercise price of $0.40, none of which have been exercised.

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During the year ended March 31, 2014, we issued a total of 100,000 shares of common stock to two debtors for loan fees valued at $5,510. The common shares were valued on the grant date at their fair value of $5.10 based on the recent sales price of the common stock of $0.0551 per share.

During the period between April 1, 2014 and the filing date of this report, we sold a total of 3,365,334 shares of common stock at an average price of $0.0551 per common share to investors. The proceeds received by the Company from the sale of these common shares were $185,420. In conjunction with the issuance of these common shares, the Company also issued 314,706 warrants at a weighted average exercise price of $0.40, none of which have been exercised.

On April 5, 2014, we entered into a legal service agreement with Frederick M. Lehrer, Esquire who has agreed to perform corporate and securities related legal services for the Company. In connection with these legal services, we issued 200,000 shares of common stock. These shares were valued on the grant date at their fair value of $11,020 based on the recent sales price of $0.0551 per share and were expensed immediately.

On April 8, 2014, we issued a total of 499,300 shares of common stock to two debtors, Gene and Lois Vanderbur and Thomas and Rosetta Rickson, to pay off outstanding loans payable with the principal amount of $20,000 and to pay off accrued interest of $2,000. The common shares were valued on the grant date at their fair value of $27,510 based on the recent sales price of the common stock of $0.0551 per share, resulting in a loss on settlement of $5,510.

On April 18, 2014, we entered into a service agreement with Robert Grich who is a consultant of the Company. In accordance to the service agreement, we issued Mr. Robert Grich 100,000 shares of common stock. The common shares were valued on the grant date at fair value of $5,510 based on the recent sales price of the common stock of $0.0551 per share.

On April 28, 2014, we entered into a service agreement with CFO Oncall, Inc., a company majority owned by our chief financial officer, Adam Wasserman. In accordance to the service agreement, CFO Oncall Inc. provides us accounting service and we issued CFO Oncall Inc. 100,000 shares of common stock in April 2014. The 100,000 shares valued on the grant date at their fair value of $5,510 based on the recent sales price of common stock of $0.0511 per share and were expensed at the grant date since the April 2014 agreement had an indefinite term.

In July 2014, we granted 360,000 common shares to a director, Chris Jarvis, for services rendered. These shares were valued on the grant date at their fair value of $19,836 based on the recent sales price of $0.0551 per share and were expensed immediately.

On July 1, 2014, we entered into a service agreement with Patrick L. Stimson who is a consultant of the Company. The agreement is for a term of two years and requires 250,000 shares of common stock. In accordance to the service agreement, we issued Patrick L. Stimson 250,000 shares of common stock in July 2014. The common shares were valued on the grant date at their fair value of $13,775 based on the recent sales price of the common stock of $0.0551 per share.

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On July 1, 2014, we entered into a service agreement with Ronald Ellis who is our consultant. The agreement is for a term of two years and requires 250,000 shares of common stock. In accordance to the service agreement, we issued Ronald Ellis 250,000 shares of common stock in July 2014. The common shares were valued on the grant date at their fair value of $13,775 based on the recent sales price of the common stock of $0.0551 per share.

In June and July 2014, we issued an aggregate of 225,000 shares to three separate consultants, Terry DiCicco, Giampiero Palladino, and Carl D. Pahl. These shares were valued on the grant dates at their fair value of $12,397 based on the recent sales price of $0.0551 per share. The value was expensed immediately since the shares were for either services rendered or an indefinite service term.

In October and November 2014, we entered into 7 convertible promissory note agreements (“Convertible Notes” or “Convertible Note”), providing for the issuance of 10% convertible promissory notes with an aggregate principal amount of $400,000. The Convertible Notes are due and payable on the third anniversary of the date of issuance through October 2017. The below named investors are entitled, at their option, at any time after the issuance of these Convertible Notes, to convert all or any lesser portion of the outstanding principal amount and accrued but unpaid interest into our common stock at a conversion price for each share of common stock equal to $0.02. The 7 convertible note agreements we entered into are: (a) a $95,000 Convertible Note on October 15, 2014 with Ascendant Partners LLC; (b) a $75,000 Convertible Note with Dina M. Palermo/Jeffrey Smith JTWROS on October 21, 2014; (c) a $150,000 Convertible Note with the Eisenberg Family Foundation on October 23, 2014; (d) a $25,000 with Plantation Partners LLC on October 23, 2014; (e) a $5,000 Convertible Note with Gerald E. Commissionn on November 5, 2014; (f) a $25,000 Convertible Note with DTMFS LP on November 11, 2014; and (g) a $25,000 Convertible Note with David Stefansky on November 19, 2014. The 7 convertible notes reflect conversion rights of 26,000,000 shares, 20,000,000 shares of which correspond to the aggregate principal loan amount of $400,000 and 6,000,000 shares that correspond to interest accrued should the notes be carried to maturity.

The foregoing transactions pursuant to which the restricted shares were issued to purchasers did not involve a public offering of our securities and, therefore, were exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to the provisions of Section 4(2) of that Act. In connection with the offer and sale of the restricted shares, no general solicitation or advertising was used and no commissions were paid in connection with the offer or sale of the shares.

Item 16. Exhibits and Financial Statement Schedules

The following is a complete list of Exhibits filed as part of this Registration Statement:

(a)	Exhibits

Exhibit No.	Description

3.1	Articles of Incorporation**

3.5	Bylaws ***

4.1	Form of Convertible Promissory Note***

4.2	Form of Subscription Agreement***

4.3	Form of Registration Rights Agreement***

5	Opinion of Frederick M. Lehrer, Esquire**

10.1	Agreement with Applied DNA Sciences**

21	Subsidiary of Registrant*

23.1	Consent of Salberg & Company, P.A.**

23.2	Consent of Counsel (included in Exhibit 5)

* Previously filed as exhibit to Form S-1 Registration Statement filed on February 2, 2015.

** Filed herein

*** Previously filed as exhibit to Form S-1 Registration Statement filed on March 20, 2015.

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Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.     To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5)     Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registrant statement to be duly signed on its behalf by the undersigned, thereunto duly authorized in the , in the City of Boca Raton, Florida, on March 20, 2015.

True 2 Beauty, Inc.

By:	/S/ William Bollander
William Bollander
Chief Executive Officer
Date: April 14, 2015

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/S/ William Bollander
William Bollander, Chief Executive Officer
Date: April 14, 2015

By:	/S/ Adam Wasserman
Adam Wasserman, Chief Financial Officer
Date: April 14, 2015

By:	/S/ Adam Wasserman
Adam Wasserman, Chief Accounting Officer
Date: April 14, 2015

By:	/S/ Chris Jarvis
Director
Date: April 14, 2015